UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

Ryerson Holding Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials:

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Ryerson 2025 Proxy Statement

227 W. Monroe St., 27th Floor

Chicago, Illinois 60606

Notice of Annual Stockholders’ Meeting

Thursday, April 17, 2025, 2:00 p.m. Central Daylight Time

Virtual Meeting via a live audio-only webcast at www.proxydocs.com/RYI

March 5, 2025

To our Stockholders:

You are cordially invited to the 2025 annual meeting of stockholders of Ryerson Holding Corporation scheduled to be held on Thursday, April 17, 2025, at 2:00 p.m. Central Daylight Time via a live audio-only webcast at www.proxydocs.com/RYI. There is no physical location for the 2025 annual meeting. At the meeting, we will consider:

•
The election of the two directors named in this Proxy Statement;
•
The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2025;
•
The adoption, on a non-binding, advisory basis, of a resolution approving the compensation of our named executive officers described under the heading Executive Compensation in our proxy statement (“say-on-pay” vote); and
•
Such other business as may properly come before the meeting.

Stockholders who owned shares of our stock at the close of business on February 28, 2025 can vote on these proposals.

Our 2025 annual meeting of stockholders will be a virtual meeting. In order to attend the annual meeting, you must register in advance at www.proxydocs.com/RYI. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the meeting and will also permit you to submit questions.

Your vote is important regardless of the number of shares of stock you own. Whether you plan to attend or not, please review our proxy materials and request a proxy card to sign, date and return, or submit your voting instructions by telephone or through the Internet. On or about the date of this letter, we began mailing a Notice of Internet Availability of Proxy Materials (the “Notice”). Instructions for each type of voting are included in the Notice that you received and in this proxy statement. If you plan to attend the meeting and prefer to vote at that time, you may do so. If you hold your shares through a broker, bank, or other institution, please be sure to follow the voting instructions that you receive from the holder. The holder will not be able to vote your shares on any of the proposals except the ratification of the appointment of KPMG LLP unless you have provided voting instructions.

Mark S. Silver

Executive Vice President, General Counsel & Chief Human Resources Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON APRIL 17, 2025: THIS PROXY STATEMENT AND THE

ANNUAL REPORT ARE AVAILABLE AT http://www.proxydocs.com/RYI.

RYERSON HOLDING CORPORATION

Table of Contents

RYERSON HOLDING CORPORATION	1	COMPENSATION COMMITTEE REPORT	32
ANNUAL MEETING INFORMATION	2	DIRECTOR COMPENSATION	33
Who May Vote?	2	EXECUTIVE OFFICERS	35
Who May Attend the Meeting?	2	Biographies	35
What Am I Voting On?	2	EXECUTIVE COMPENSATION	37
How Do I Vote?	2	Compensation Discussion and Analysis	37
Stockholders of Record	3	Overview	37
Stockholders of Record Can Vote By:	3	Executive Compensation Philosophy	37
Stock Held in Street Name	3	Consideration of Results of Advisory Vote on Executive Compensation	38
What If I Do Not Provide Voting Instructions?	3
Can I Revoke or Change My Vote?	4	Determination of Compensation	38
Who Are the Proxies and What Do They Do?	4	Use of Peer Groups for Compensation Matters	39
Is My Vote Confidential?	4	Components of Compensation	39
What Is the Quorum Requirement for the Annual Meeting?	4	Relationship Among the Different Components of Compensation	40
How Are Abstentions, Withheld Votes and Broker Non-Votes Treated?	4
		Base Salary	40
What Vote Is Required to Approve a Proposal?	5	2024 Base Salaries	41
Who Solicits Proxies and How Are They Paid?	5	Annual Bonus	41
How Do You Determine Whether I Get One or More Paper Copies of the Proxy Materials?	5	2024 Annual Incentive Plan	42
		Actual Payout under the 2024 AIP	43
ITEMS YOU MAY VOTE ON	6	AIP and Discretionary Bonuses	44
1. Election of Directors	6	Long-Term Incentive Plan	44
2. Ratification of the Appointment of Independent Registered Public Accounting Firm	7	2024 LTIP – Type of Equity Granted and Performance Metrics	45

3. Non-Binding, Advisory Vote on the Compensation of Our Named Executive Officers	9	Restricted Stock Units	45
		Performance Units	45
4. Such Other Business as May Properly Come Before the Annual Meeting	9	PSU Performance Objectives	46
		Determining PSUs Earned and Award Range	46
BOARD OF DIRECTORS	10	Nonqualified Stock Options	47
Composition of the Board of Directors	10	NSOs Performance Objectives	47
Terms and Classes of Directors	10	Named Executive Officer 2024 LTIP Awards	48
Board Diversity	11	Retirement Benefits	49
Director Skills & Experience	12	Nonqualified Savings Plan	49
Biographies	13	Supplemental Pension Plan	50
Meetings of the Board and Board Committees	18	Perquisites and Other Benefits	50
CORPORATE GOVERNANCE MATTERS	19	Employment Agreements	50
Board Leadership Structure	19	Compensation Risk Management	50
Director Independence	19	Tax Considerations and Deductibility of Compensation	50
BOARD OVERSIGHT OF RISK	21	Executive Stock Ownership Guidelines	51
Enterprise Risk Management	21	Prohibition on Speculative Stock Transactions	51
Committee Roles	22	Clawback Policy	51
Internal Audit	22	Recommendation	51
Governance Guidelines and Committee Charters	22	COMPENSATION TABLES	52
Code of Ethics	23	Summary Compensation Table	52
Board Education	23	Grants of Plan-Based Awards	53
Communications with the Board	23	Narrative Relating to Summary Compensation Table and Grants of Plan-Based Awards	54
BOARD COMMITTEES	24
EXECUTIVE COMMITTEE	24	Employment Agreements	54
TRANSACTION COMMITTEE	24	Outstanding Equity Awards at Fiscal Year-End	57
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE	24	2024 Option Exercises and Stock Vested	57
		Pension Benefits	59
Process for Selecting Directors	25	Nonqualified Savings Benefits	60
AUDIT COMMITTEE	25	Potential Payments Upon Termination or Change in Control	60
Audit, Audit-related and Other Non-Audit Services	27	Pay Ratio	62
Pre-approval Policies	27	Pay Versus Performance	62
Other Policies	27	Compensation Actually Paid	65
AUDIT COMMITTEE REPORT – FINANCIAL STATEMENTS RECOMMENDATION	28	Cumulative TSR vs Peer Group TSR:	66
		STOCK OWNERSHIP	67
COMPENSATION COMMITTEE	29	Directors and Executive Officers	67
Committee Resources and Authority	30	Ownership of More Than 5% of Ryerson Stock	68
Compensation Committee Interlocks and Insider Participation	31	RELATED PARTY TRANSACTIONS	69
		Investor Rights Agreement	69

RYERSON 2025 Proxy Statement | i

Related Party Transactions with RYPS	69	Ryerson’s Annual Report on Form 10-K	71
Policies and Procedures Regarding Transactions with Related Persons	70	APPENDIX A	A-1
		Non-GAAP Financial Information for Compensation Discussion and Analysis	A-1
OTHER INFORMATION	71
Stockholder Proposals and Director Nominations for the 2026 Annual Meeting	71	Reconciliation of Net income to Adjusted EBITDA, excluding LIFO and Managerial Controllable Free Cash Flow, non-GAAP measures	A-1

Stockholder Nominations for Directors	71

RYERSON 2025 Proxy Statement | ii

Ryerson Holding Corporation

Joseph T. Ryerson & Son was founded in 1842 as a little iron shop in the city of Chicago. Today, over 180 years strong, Ryerson is a leading supplier and processor of industrial metals with approximately 107 interconnected metal locations in North America. This extensive network includes suppliers, warehouses, depots, and processing centers. Ryerson is dedicated to providing great customer experiences. Ryerson Holding Corporation (“Ryerson,” the “Company,” “we,” “us” or “our”) is furnishing this proxy statement to the holders of our common stock in connection with the solicitation of proxies on behalf of our board of directors (the “Board”) for use at our 2025 annual meeting of stockholders, which will be held on Thursday, April 17, 2025, via a live audio-only webcast at www.proxydocs.com/RYI. There is no physical location for the 2025 annual meeting. We will begin sending notice of the availability of these proxy materials on or about March 5, 2025. Our common stock trades on the New York Stock Exchange (“NYSE”) under the ticker symbol ‘RYI’. The Company’s fiscal year ends on December 31 of each calendar year. Our corporate headquarters is located at 227 W. Monroe St., 27th Floor, Chicago, Illinois 60606, and our website address is www.ryerson.com. Please note that the information on our website is not, and shall not be deemed to be, a part of this proxy statement nor, by reference or otherwise (except to the extent we specifically incorporate it by reference), incorporated into any other filings we make with the Securities and Exchange Commission (“SEC”). On August 13, 2014, we completed an initial public offering of 11 million shares of our common stock (the “IPO”). Prior to that time, all of our common stock was held by affiliates of Platinum Equity, LLC (together with such affiliates, “Platinum”), which still own approximately 12.3% of Ryerson’s common stock. For additional information regarding Platinum’s ownership, see below under “Ownership of More Than 5% of Ryerson Stock.” As the context requires, “Ryerson,” the “Company,” “we,” “us” or “our” may also include the direct and indirect subsidiaries of Ryerson Holding Corporation.

RYERSON 2025 Proxy Statement | 1

Annual Meeting Information

Annual Meeting Information

This proxy statement contains information we must provide to you under the rules of the SEC and the NYSE in connection with the solicitation of proxies by our Board for the 2025 annual meeting of stockholders. It is designed to assist you in voting your shares of our stock.

Who May Vote?

You may vote if you were the holder of record of shares of our common stock at the close of business on February 28, 2025. You are entitled to one vote on each matter presented at the 2025 annual meeting of stockholders for each share of our stock you owned at that time. If you held stock at that time in “street name” through a broker, bank or other institution, you must either provide voting instructions to the holder or obtain a proxy, executed in your favor, from the holder to be able to vote those shares at the meeting.

Each share of Ryerson common stock is entitled to one vote. As of the close of business on February 28, 2025 (the record date for determining stockholders entitled to vote at the annual meeting), we had 31,850,903 shares of common stock outstanding and entitled to vote.

Who May Attend the Meeting?

You are entitled to attend our 2025 annual meeting if you were the holder of record of shares of our common stock at the close of business on February 28, 2025 or if you hold a valid proxy for the annual meeting.

This year’s annual meeting will be accessible through the Internet via a live audio-only webcast. You are invited to attend the annual meeting via audio-only webcast to vote on the proposals described in this proxy statement so long as you register to attend the annual meeting at www.proxydocs.com/RYI. You will be asked to provide the control number located inside the shaded gray box on your notice or proxy card (the “Control Number”) as described in the Notice of Internet Availability of Proxy Materials (the “Internet Availability Notice”) or proxy card. After completion of your registration, further instructions, including a unique link to access the annual meeting of stockholders, will be emailed to you. If you request a printed copy of our proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use. This year’s stockholder question and answer session will include questions submitted in advance of the annual meeting. You may submit a question in advance of the meeting at www.proxydocs.com/RYI after logging in with your Control Number.

What Am I Voting On?

You are voting on:

•
The election of the two directors named in this Proxy Statement;
•
The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2025;
•
The adoption, on a non-binding, advisory basis, of a resolution approving the compensation of our named executive officers described under the heading Executive Compensation in our proxy statement (“say-on-pay” vote); and
•
Such other business as may properly come before the meeting.

How Do I Vote?

If your shares of stock are registered directly in your name, you are considered a stockholder of record and you will receive your Notice directly from us. Stockholders of record can vote in advance of our annual meeting by requesting a proxy card to sign, date and return or by submitting voting instructions by telephone or through the Internet. Please see the Notice you received or this proxy statement for specific instructions on how to cast your vote by any of these methods.

RYERSON 2025 Proxy Statement | 2

Annual Meeting Information

To vote during the annual meeting, you must do so through www.proxydocs.com/RYI. To be admitted to the annual meeting and vote your shares, you must register and provide the Control Number as described in the Internet Availability Notice or Proxy Card. After completion of your registration, further instructions, including a unique link to access the annual meeting, will be emailed to you.

If you hold your shares of stock through a broker, bank or other institution, you are considered the beneficial owner of stock held in “street name” and you will receive your notice from your broker, bank or other institution.

Stockholders of Record

For stockholders of record, voting instructions submitted via mail, telephone or the Internet must be received by our independent tabulator, Mediant, by the closing of the polls at the annual meeting. Submitting your voting instructions prior to the annual meeting will not affect your right to vote in person should you decide to attend the meeting.

Stockholders of Record Can Vote By:

•
Requesting and returning a completed proxy card by mail to our independent tabulator, Mediant, by the closing of the polls at the annual meeting;
•
Submitting voting instructions via the internet or telephone by the closing of the polls at the annual meeting; or
•
Voting at the annual meeting after registering at www.proxydocs.com/RYI by providing the Control Number as described in the Internet Availability Notice or Proxy Card.

Instructions and contact information for each of these voting options can be found in our Notice of Internet Availability of Proxy Materials.

The internet and telephone voting procedures available to you are designed to authenticate stockholders’ identities, to allow stockholders to submit voting instructions and to confirm that stockholders’ voting instructions have been recorded properly. We have been advised that the internet and telephone voting procedures are consistent with the requirements of applicable law. Stockholders voting via the internet or telephone should understand that there may be costs associated with voting in this manner, such as usage charges from internet access providers and telephone companies, which must be borne by the stockholder.

Stock Held in Street Name

If you hold your stock in street name, you can vote by submitting a voting instruction card to your broker, bank or other institution that sent your Notice to you in accordance with their procedures. Please note that if you hold your stock in street name, the broker, bank or other institution that holds the stock will not be able to vote your shares on any proposal other than the ratification of the appointment of KPMG LLP unless you have provided voting instructions. If you hold your stock in street name and wish to vote at the meeting, you must obtain a proxy, executed in your favor, from the holder of record of the stock as of the record date.

What If I Do Not Provide Voting Instructions?

If you submit a valid proxy card, or validly submit voting instructions via the telephone or internet, but you do not indicate your vote, your shares of stock will be voted FOR:

•
The election of the three directors named in this Proxy Statement.
•
The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2025.
•
The adoption, on a non-binding, advisory basis, of a resolution approving the compensation of our named executive officers described under the heading Executive Compensation in our proxy statement (“say-on-pay” vote).

RYERSON 2025 Proxy Statement | 3

Annual Meeting Information

You also give the proxies discretionary authority to vote on any other business that may properly be presented at the annual meeting.

Can I Revoke or Change My Vote?

If you are a stockholder of record, you may revoke or change your proxy and voting instructions at any time prior to the vote at the annual meeting. To do so:

•
Submit a new proxy card or voting instructions to the independent tabulator, Mediant, by mail, telephone or through the Internet by the closing of the polls at the annual meeting; or
•
Attend the annual meeting and submit an electronic ballot.

If you hold your stock in street name, you may revoke or change your proxy instructions prior to the vote at the annual meeting by submitting new voting instructions to your broker, bank or other institution in accordance with their procedures.

Who Are the Proxies and What Do They Do?

When you vote in advance of the annual meeting, you appoint Mr. Mark S. Silver, our Executive Vice President, General Counsel & Chief Human Resources Officer, and Ms. Camilla R. Merrick, our Corporate Secretary, as proxies, each with the power to appoint a substitute. You direct them to vote all of the shares of stock you held on the record date at the annual meeting and at any adjournment or postponement of that meeting. If you submit a valid proxy card or validly submit voting instructions via the telephone or internet, and you do not subsequently revoke your proxy or vote, the individuals named on the card as your proxies will vote your shares of stock in accordance with your instructions. If you submit a valid proxy card or voting instructions but you do not indicate your vote, your shares of stock will be voted as described above under “What If I Do Not Provide Voting Instructions?” on this page.

Is My Vote Confidential?

We have a confidential voting policy. Stockholders’ votes will not be disclosed to us other than in limited situations. The independent tabulator will collect, tabulate and retain all proxies and will forward any comments written on the proxy cards or otherwise received by the independent tabulator to management. Our confidential voting policy will not apply in the event of a contested solicitation.

What Is the Quorum Requirement for the Annual Meeting?

A quorum is necessary to hold a valid meeting. A quorum will exist if stockholders holding a majority of the shares of stock issued and outstanding and entitled to vote at the meeting are present in person or represented by proxy.

How Are Abstentions, Withheld Votes and Broker Non-Votes Treated?

The election inspector will treat abstentions, withholds and “broker non-votes” as shares of stock that are present and entitled to vote for purposes of determining the presence of a quorum. A “broker non-vote” occurs when a broker holding stock for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Brokers will have discretionary voting power with respect to proposal two (the ratification of the appointment of KPMG LLP), but not with respect to any other proposal. With respect to Proposal One, abstentions do not count as votes cast either for or against the proposal. With respect to Proposals Two and Three, abstentions will have the same effect as a vote cast against the proposals. Broker non-votes and withheld votes will not count as votes cast either for or against any of the proposals.

RYERSON 2025 Proxy Statement | 4

Annual Meeting Information

What Vote Is Required to Approve a Proposal?

Proposal One: The director nominees who receive the most “for” votes are elected to the board until all board seats are filled. In an uncontested election, where the number of nominees and available board seats are equal, every nominee is elected upon receiving just one “for” vote.

Proposal Two: The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2024 will be approved if holders of a majority of the stock present in person at the meeting or represented by proxy vote in favor of the proposal.

Proposal Three: The adoption, on a non-binding, advisory basis, of a resolution approving the compensation of our named executive officers described under the heading Executive Compensation in our proxy statement (“say-on-pay” vote) will be approved if holders of a majority of the stock present in person at the meeting or represented by proxy vote in favor of the proposal.

Who Solicits Proxies and How Are They Paid?

The proxy accompanying this proxy statement is solicited on behalf of our Board for use at the annual meeting and Ryerson pays the expenses of soliciting the proxies. In addition to this solicitation by mail, our directors, officers and other employees may contact you by personal interview, telephone, electronic mail, facsimile, internet or otherwise to obtain your proxy. These persons will not receive any additional compensation for these activities. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward solicitation material to the beneficial owners of stock. We will reimburse these entities and our transfer agent for their reasonable out-of-pocket expenses in forwarding solicitation material. We have not retained the services of a proxy solicitor.

How Do You Determine Whether I Get One or More Paper Copies of the Proxy Materials?

To reduce the costs of printing and distributing proxy materials we are taking advantage of the SEC rule that allows companies to furnish their proxy materials over the internet. As a result, we send many stockholders a notice regarding the internet availability of the proxy materials instead of a paper copy of our proxy materials. This notice explains how you can access the proxy materials over the internet, and also describes how to request to receive a paper copy of the proxy materials. If you have requested paper copies of the proxy materials, you may have received one copy of our proxy statement, annual report or Notice for multiple stockholders in your household. This is because we and some brokers, banks and other record holders participate in the practice of “householding” proxy statements, annual reports and Notices of Internet Availability of Proxy Materials and deliver only one copy to stockholders at one address unless we or they receive other instructions from you.

If these materials were delivered to an address that you share with another stockholder, we will promptly deliver a separate copy if you make a written or verbal request to Ryerson Holding Corporation, Investor Relations, 227 W. Monroe St., 27th Floor, Chicago, Illinois 60606, email: investorinfo@ryerson.com, or telephone: 312-292-5130.

If you are receiving multiple copies and would like to receive only one copy for your household, you may make such request as follows:

•
If you are a stockholder of record, by contacting Ryerson Holding Corporation, c/o Mediant Communications, P.O. Box 8016, Cary, NC 27512-9903, or call Mediant at: 1-866-648-8133; and
•
If you are a beneficial owner of stock, by contacting your broker, bank or other holder of record.

The Company’s proxy materials are also available at ir.ryerson.com.

RYERSON 2025 Proxy Statement | 5

Items You May Vote on

Items You May Vote on

1.
Election of Directors

Our Board presently consists of eight directors, seven of whom our Board has determined to be independent under the NYSE Listed Company Manual and other NYSE rules and requirements (together, “NYSE rules”).

The Board is divided into three separate classes, with one class being elected each year to serve a staggered three-year term. The terms of the Class II Directors expire at the 2025 annual meeting, and two directors will be elected at the annual meeting to serve as Class II Directors for a three-year term expiring at the 2028 annual meeting or until their successors are duly elected and qualified. We believe that our staggered board structure provides several advantages including promoting director participation and independence, as well as promoting board stability, continuity and institutional knowledge. We also believe this structure provides our Board with the ability to focus on the long-term strategies and objectives of the Company.

For the 2025 annual meeting, the Board has proposed the following director nominees for election: Stephen P. Larson and Bruce T. Crawford. One of our current directors, Mr. Norment, has not been nominated for re-election to the Board, and will cease to serve as director immediately following the conclusion of the meeting.

Detailed information on each director nominee and continuing director is provided below under “Biographies” on page 13. If you submit valid voting instructions, the proxies will vote your shares of stock for the election of each of the nominees, unless you indicate that you wish to withhold your vote on a nominee. If at the time of the annual meeting any of the nominees is unable or declines to serve, the persons named in the proxy will, at the direction of the Board, either vote for the substitute nominee or nominees that the Board recommends, or the Board may reduce the number of directors to be elected at the meeting. The Board has no reason to believe that any nominee will be unable or will decline to serve as a director if elected.

Vote Required

Under our Bylaws, our directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors. With plurality voting, the nominees who receive the most “for” votes are elected to the board until all board seats are filled. In an uncontested election, where the number of nominees and available board seats are equal, every nominee is elected upon receiving just one “for” vote.

Recommendation of the Board

OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” the election of STEPHEN P. LARSON AND BRUCE T. CRAWFORD to serve as directors of the Company.

RYERSON 2025 Proxy Statement | 6

Items You May Vote on

2.
Ratification of the Appointment of Independent Registered Public Accounting Firm

Our Audit Committee has selected KPMG LLP ("KPMG") to serve as our independent registered public accounting firm for 2025.

Representatives of KPMG will be present at the annual meeting to answer questions. They will also have the opportunity to make a statement if they desire to do so. Representatives of Ernst & Young LLP ("EY"), our former independent registered public accounting firm, are not expected to attend the annual meeting.

The Audit Committee is responsible for recommending, for stockholder approval, our independent registered public accounting firm. Should stockholders fail to approve the ratification of the appointment of KPMG, the Audit Committee would undertake the task of reviewing the appointment. Nevertheless, given the difficulty and expense of changing independent accountants mid-way through the year, there is no assurance that a firm other than KPMG could be secured to deliver any or all of the Company’s independent auditing services required in 2025. The Audit Committee, however, would take the lack of stockholder approval into account when recommending an independent registered public accounting firm for 2026.

The following table sets forward the various fees for services provided by EY for 2024 and 2023. The Audit Committee pre-approved all of these services. For additional information, see the description of the pre-approval policies and procedures of the Audit Committee under “Pre-approval Policies,” below on page 28.

Annual Fees for 2024 and 2023

	Amounts

Description	2024	2023

Audit Fees(1)	$3,055,440	$3,799,694

Tax Fees(2)	40,825	47,800

Other Fees(3)	7,848	11,994

Total	$3,104,113	$3,859,488

(1)
Audit fees related to professional services rendered in conjunction with the audit of our annual financial statements, the audit of our internal control over financial reporting, the review of our quarterly financial statements, comfort letters, consents, the audit of our statutory filings, and other services pertaining to SEC matters.
(2)
Tax fees related to professional services performed by the independent auditor’s tax personnel and not included in audit fees or audit related fees, such as services related to tax audits, tax compliance, and tax consulting and planning services. Tax fees are primarily related to tax consulting on state tax matters and intercompany debt matters.
(3)
For 2024 and 2023, other fees related to the subscription of the audit firm’s online research tool.

EY’s full-time, permanent employees conducted a majority of the audit of the Company’s 2024 financial statements.

Recent Changes in Independent Registered Public Accounting Firm

DISMISSAL OF ERNST & YOUNG LLP

As previously disclosed in our current report on Form 8-K filed with the SEC on December 6, 2024, the Audit Committee approved the dismissal of EY as the Company’s independent registered public accounting firm on December 3, 2024, upon the completion of the audit of the Company’s consolidated financial statements as of and for the year ended December 31, 2024 and the effectiveness of internal control over financial reporting as of December 31, 2024, and the issuance of the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2024. EY had been the Company’s auditors since 2006. The audit reports of EY on the Company’s consolidated financial statements for each of the two most recent fiscal years ended December 31, 2024 and December 31, 2023 did not contain an adverse opinion or a disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During

RYERSON 2025 Proxy Statement | 7

Items You May Vote on

the Company’s two most recent fiscal years ended December 31, 2023 and December 31, 2022, and during the subsequent interim period through December 3, 2024, (i) there were no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedures, which disagreements, if not resolved to EY’s satisfaction, would have caused EY to make reference to the matter in their reports, on the financial statements for such years; and, (ii) there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

APPOINTMENT OF KPMG LLP

As previously disclosed in our current report on Form 8-K filed with the SEC on December 6, 2024, with the Audit Committee’s approval, the Company appointed KPMG as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, on December 3, 2024, During the Company’s two most recent fiscal years ended December 31, 2023 and December 31, 2022, and during the subsequent interim period through December 3, 2024, neither the Company, nor anyone on its behalf, consulted KPMG regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that KPMG concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” (as defined in Regulation S-K Item 304(a)(1)(iv)) or a “reportable event” (as defined in Regulation S-K Item 304(a)(1)(v)).

Vote Required

The approval of this proposal requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote thereon at the 2025 annual meeting, assuming that a quorum is present.

Recommendation of the Board

OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” the ratification of the appointment of KPMG as our independent registered public accounting firm for 2025.

RYERSON 2025 Proxy Statement | 8

Items You May Vote on

3.
Non-Binding, Advisory Vote on the Compensation of Our Named Executive Officers

Section 14A of the Securities Exchange Act of 1934 (“Section 14A”) requires that the Company provide its stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of its named executive officers at least once every three years. In 2024, the stockholders voted, and the Board of Directors determined, that the stockholders should vote on a say-on-pay proposal once every year to provide the Company with sufficient time to thoughtfully consider the results of the vote and implement any desired changes to executive compensation policies and procedures. Accordingly, the Company is seeking your vote to approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in this proxy statement (the “Say-on-Pay Vote”). This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

Stockholders are urged to read the “Executive Compensation” section of this proxy statement, beginning on page 38, which discusses how our executive compensation policies and procedures implement our compensation philosophy and contains tabular information and narrative discussion about the compensation of our named executive officers. The Compensation Committee and the Board believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving our goals.

As an advisory vote, the vote on this proposal is not binding. However, our Board and Compensation Committee, which is responsible for designing and administering our executive compensation program, value the opinions expressed by stockholders in their vote on this proposal, and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

Based on the above, we request that you indicate your support for our executive compensation practices by voting in favor of the following resolution:

“RESOLVED, that the Company’s stockholders approve the compensation of the Company’s named executive officers as described in this Proxy Statement in the “Executive Compensation” section, including the Compensation Discussion and Analysis and the related compensation tables and narrative.”

Vote Required

The approval of this proposal requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote thereon at the 2025 annual meeting, assuming that a quorum is present.

Recommendation of the Board

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADOPTION, ON A NON-BINDING, ADVISORY BASIS, OF THE RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS DESCRIBED UNDER THE HEADING “EXECUTIVE COMPENSATION” IN OUR PROXY STATEMENT.

4.
Such Other Business as May Properly Come before the Annual Meeting

We do not know of any other matters to be voted on at the meeting. If, however, other matters are properly presented for a vote at the meeting, the persons named as proxies will vote your properly submitted proxy according to their judgment on those matters.

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Board of Directors

Board of Directors

Composition of the Board of Directors

Our Amended and Restated Certificate of Incorporation and Bylaws provide that the authorized number of directors shall be fixed from time to time by a resolution of the majority of our Board. Our Board is currently comprised of the following eight members:

Kirk K. Calhoun	Court D. Carruthers	Philip e. norment	Jacob Kotzubei

MICHELLE A. KUMBIER	Stephen P. Larson	KAREN M. LEGGIO	EDWARD J. LEHNER

One of the current directors, Mr. Norment, has not been nominated for re-election to the Board, and will cease to serve as a director immediately following the conclusion of the meeting. Accordingly, Mr. Norment's biography is not presented below.

In connection with the IPO, the Company and Platinum entered into an amended and restated investor rights agreement (the “Investor Rights Agreement”) in August 2014 that provided, among other things, that for so long as Platinum collectively beneficially owns (i) at least 30% of the voting power of the outstanding capital stock of the Company, Platinum will have the right to nominate for election to the Board no fewer than that number of directors that would constitute a majority of the number of directors if there were no vacancies on the Board, (ii) at least 15% but less than 30% of the voting power of the outstanding capital stock of the Company, Platinum will have the right to nominate two directors and (iii) at least 5% but less than 15% of the voting power of the outstanding capital stock of the Company, Platinum will have the right to nominate one director. The agreement also provides that if the size of the Board is increased or decreased at any time, Platinum’s nomination rights will be proportionately increased or decreased, respectively, rounded up to the nearest whole number. As of February 14, 2025, Platinum owned 12.3% of the voting power of the outstanding capital stock of the Company. Based on the size of the Board as of February 14, 2025, Platinum has the right to nominate up to one director pursuant to the Investor Rights Agreement. At the 2025 Annual Meeting of the Company, Platinum is not using its right to nominate a director.

Our Corporate Governance Guidelines provide that if an officer serving on our Board resigns or retires from his or her executive position with the Company or if a non-management director’s external job changes from the time such director was last elected, such individual shall offer his or her resignation from the Board at the same time; however, whether or not the individual shall continue to serve on the Board is a matter for determination on a case-by-case basis by the Board.

Terms and Classes of Directors

Our Board is divided into three staggered classes of directors of the same or nearly the same number. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the directors of the same class whose terms are then expiring. The terms of the directors will expire upon election and qualification of successor directors at the annual meeting of stockholders to be held during the years 2025 for the Class II directors, 2026 for the Class III directors, and 2027 for the Class I directors.

Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class shall consist of one-third of the directors. The following table sets forth information as of the date of this proxy statement regarding the nominees for directors and other directors who will serve as directors in the classes and for the terms specified below:

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Board of Directors

Name	Independent	Age	Director Since	Self-Identified Gender	Self-Identified URM (1)	Executive Committee	Audit Committee	Compensation Committee	Nominating & Corporate Governance Committee	Expiration of Current Term

Nominees for Director

Class II

Bruce T. Crawford	yes	62		M	X

Stephen P. Larson	yes	68	2014	M		X			Chair	2025

Continuing Directors

Class III

Kirk K. Calhoun	yes	80	2014	M			Chair (F)	Chair		2026

Jacob Kotzubei	yes	56	2010	M		Chair		X		2026

Edward J. Lehner	yes	59	2022	M		X				2026

Class I

Court D. Carruthers	yes	52	2015	M			X	X		2027

Michelle A. Kumbier	yes	58	2024	F			X			2027

Karen M. Leggio	yes	62	2024	F	X				X	2027

1 URM: Underrepresented Minority.

* Current term expires at this annual meeting.

(F) Audit Committee Financial Expert

The standing committees of the Board, with the membership indicated as of February 24, 2025, are set forth in the table above. The Board has an Executive Committee, an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The Board also appoints an ad hoc Transaction Committee from time to time as needed.

Board Diversity

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Board of Directors

Director Skills & Experience

Among the qualifications, qualities and skills of a candidate considered important by the Nominating and Corporate Governance Committee are a commitment to representing the long-term interests of the shareholders, an inquisitive and objective perspective, the willingness to take appropriate risks, leadership ability, personal and professional ethics, integrity and values, practical wisdom and sound judgment, and business and professional experience in fields such as operations, supply chain and distribution. When evaluating re-nomination of existing directors, the Committee also considers the nominees’ past and ongoing effectiveness on the Board and, with the exception of Mr. Lehner, who is employed by the Company, their independence. The Committee believes that each of the director nominees for the 2025 Annual Meeting possesses these attributes.

Skill & Experience	Calhoun	Kotzubei	Lehner	Carruthers	Kumbier	Leggio	Larson	Crawford

PUBLIC COMPANY Experience serving as a public company director; demonstrated understanding of current corporate governance standards and best practices in public companies.	•	•	•	•	•		•	•
CEO OR SENIOR MANAGEMENT “C-Suite” experience with a public company and/or leadership experience as a division president or functional leader within a complex organization.		•	•	•	•	•	•	•
INDUSTRY AND OPERATIONS Experience developing and implementing operating plans and business strategy.		•	•	•	•	•	•	•
FINANCE/ACCOUNTING Knowledge of finance or financial reporting; experience with debt and capital market transactions and/or M&A.	•	•	•	•	•	•	•	•
RISK MANAGEMENT Experience overseeing complex enterprise risk management matters.	•	•	•	•	•		•	•
CYBERSECURITY/DATA PRIVACY Experience implementing IT strategies and managing cybersecurity risks.	•		•					•

CORPORATE GOVERNANCE & SUSTAINABILITY

Informed on Company issues related to sustainability, including environmental, social and governance issues while monitoring emerging issues potentially affecting the reputation of the business.

		•	•	•		•	•

SUPPLY CHAIN/LOGISTICS

Experience in supply chain management encompassing the planning and management of all activities involved in sourcing and procurement, conversion, and all logistics management activities.

			•	•	•	•	•
HUMAN RESOURCES/ COMPENSATION Experience managing a human resources/compensation function; experience with executive compensation and broad-based incentive planning.	•	•	•	•	•	•	•	•

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Board of Directors

Biographies

Additional information regarding the nominees and continuing directors is set forth below and is based on information furnished to us by the nominees and directors.

Nominees for Director

The Board has nominated General Crawford and Mr. Larson for election at the 2025 annual meeting, each to hold office until the annual meeting of stockholders in 2028 (subject to the election and qualification of their successors or the earlier of their death, resignation or removal). Mr. Larson is currently a director.

One of our current directors, Mr. Norment, has not been nominated for re-election to the Board, and will cease to serve as a director immediately following the conclusion of the meeting.

Bruce T. Crawford	Public Company Directorships:
Comtech Telecommunications Corp. (NASDAQ: CMTL)

General Bruce T. Crawford retired from the U.S. Army with the rank of Lieutenant General after serving for 34 years. From 2017 to 2020, General Crawford served as the U.S. Army’s Chief Information Officer and principal enterprise IT and cybersecurity policy advisor to the Secretary of the Army and the Army Chief of Staff. Prior to that, General Crawford served in a variety of operational, strategic, and tactical positions in the U.S., Europe, the Pacific and Southwest Asia. From 2022 to 2023, General Crawford served as the Chief of Innovation, Chair of the Digital Advisory Group and Director of the Global Digital Center of Excellence at Jacobs Solutions Inc. (NYSE: J), a provider of engineering, technical, professional and construction services. In this role, General Crawford led the company’s global digital transformation and innovation initiatives. From 2020 to 2022, General Crawford served as Jacobs Solutions’ Senior Vice President for Strategic Development, Growth and Sales in the $5 billion government-focused Critical Mission Solutions division.

General Crawford earned a Bachelor of Science in Electrical Engineering from South Carolina State University. He also holds a Master of Science in Administration from Central Michigan University, a Master of Science in National Resource Strategy from the National Defense University, and an Honorary Doctorate of Public Service from South Carolina State University. General Crawford currently serves on the Board of Directors of Foundation Risk Partners, The George C. Marshall International Center and the Armed Forces Communications Electronics Association. He previously served as a member of the Board of Directors of Avalara Inc. General Crawford’s extensive senior management experience has led the Board to conclude that he has the background and skills necessary to serve as a director of the Company.

Stephen P. Larson	Director since:
October 2014

Stephen P. Larson has been a director since October 2014. Mr. Larson completed a 35-year career with Caterpillar Inc. in 2014 after holding multiple positions in the areas of accounting, finance, marketing and logistics. Caterpillar is the world’s leading manufacturer of construction and mining equipment, diesel and natural gas engines, industrial gas turbines and diesel-electric locomotives. His senior leadership positions for Caterpillar included roles as Product Manager; Regional Manager for Canada and the Eastern United States; Vice President, Caterpillar Financial Services Asia Pacific; Caterpillar Logistics President-Americas region; and from 2007 until his retirement, Vice President, Caterpillar Inc. and President and Chairman of Caterpillar Logistics Services, a wholly owned subsidiary of Caterpillar Inc. From November 2015 to August 2016, Mr. Larson served as Interim Chief Executive Officer and was already a member of the board of directors of Neovia Logistics Services, LLC (formerly Caterpillar Logistics Services), a global, industrial contract logistics company. Mr. Larson previously served for six years as a Commissioner on the board of the Metropolitan Airport Authority of Peoria, Illinois. He earned a Bachelor of Business Administration and a Master of Business Administration both from

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Board of Directors

Western Illinois University. Mr. Larson's experience in accounting, finance and other areas for a large international manufacturer has led the Board to conclude that he has the background and skills necessary to serve as a director of the Company.

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Board of Directors

Continuing Directors

Mses. Kumbier and Leggio and Messrs. Calhoun, Carruthers, Kotzubei and Lehner will remain directors after the annual meeting.

Kirk K. Calhoun	Director since:
August 2014

Kirk K. Calhoun joined the Board of Directors as the chairman of the Audit Committee upon the completion of the Company’s IPO in August 2014. Mr. Calhoun joined the public accounting firm Ernst & Young LLP in 1965 and served as a partner of the firm from 1975 until his retirement in 2002. Mr. Calhoun has a B.S. in Accounting from the University of Southern California. He currently serves on the Board of Directors and Audit Committees of NantHealth, Inc., as well as on the board of two private companies. Mr. Calhoun served on the boards of several public companies up until the dates of their respective sales, including Abraxis Bioscience, Inc., Myogen, Inc., Aspreva Pharmaceutical Corporation, Adams Respiratory Therapeutics, Inc., and Replidyne, Inc. Mr. Calhoun’s experience serving on public company audit committees and boards of directors and his past work as a partner with Ernst & Young LLP has led the Board to conclude that Mr. Calhoun has the requisite expertise to serve as a director of the Company and qualifies as a financial expert for audit committee purposes.

Jacob Kotzubei	Director since:	Public Company Directorships:
	January 2010	Vertiv Holding Co (NYSE: VRT) Ingram Micro Holding Corp (NYSE: INGM)

Jacob Kotzubei joined Platinum in 2002 and is a Co-President at the firm. Mr. Kotzubei serves as a director or manager of a number of Platinum’s portfolio companies. Prior to joining Platinum in 2002, Mr. Kotzubei worked for Goldman Sachs’ Investment Banking Division in New York City for four and half years. Previously, he was an attorney at Sullivan & Cromwell LLP in New York City, specializing in mergers and acquisitions. He previously served on the board of directors of KEMET Corporation, Key Energy Services, Inc. and Verra Mobility Corporation. Mr. Kotzubei received a Bachelor’s degree from Wesleyan University and holds a Juris Doctor from Columbia University School of Law. Mr. Kotzubei was selected to serve on the board due to his experience in executive management oversight, private equity, capital markets, mergers and acquisitions and other transactional matters.

Edward J. Lehner	Director since:
February 2022

Edward J. Lehner has been our President & Chief Executive Officer since June 2015. Previously, he had served as our Executive Vice President and Chief Financial Officer since August 2012. Prior to joining the Company, he served as chief financial officer and chief administrative officer for PSC Metals, Inc. from 2009 to 2012. PSC Metals is a North American ferrous and non-ferrous scrap processor. Mr. Lehner is a current member, and from July 1, 2019, through June 2021 Mr. Lehner served as Chairman, of the Board of Directors of the Metals Service Center Institute, a non-profit association serving the industrial metals industry. Mr. Lehner also has served on the Board of Directors of Modumetal Inc., and The Mississippi State Workforce Investment Board. Mr. Lehner earned a bachelor’s degree in accounting from the University of Cincinnati. Mr. Lehner’s substantial prior experience as a senior executive for multiple metals companies has led the Board to conclude that Mr. Lehner has the background and skills necessary to serve as a director of the Company.

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Board of Directors

Court D. Carruthers	Director since:
August 2015

Court D. Carruthers has been a Director since August 2015. He serves as President and CEO of TricorBraun, Inc., a global packaging solutions company, where he is also a director. He is the founder and principal of CKAL Advisory Partners, LLC. He previously served as Senior Vice President and Group President, Americas, of W.W. Grainger, Inc., a broad-line supplier of maintenance, repair and operating (MRO) products, from 2013 until July 2015. Prior to that time, he had served as President, Grainger U.S., from 2012 until 2013; President, Grainger International, from 2009 until 2012; and President, Acklands-Grainger, from 2006 until 2009. He was appointed a Senior Vice President of Grainger in 2007. Mr. Carruthers is a past director of a number of private and public companies including US Foods, Monotaro, Shoes for Crews, Follett Corp., and Foundation Building Materials, Inc. Mr. Carruthers currently serves as a governor of Lake Forest Open Lands and Co-Chair of ExperiGreen. He is a Chartered Professional Accountant (Canada, non-practicing), a Fellow of the Chartered Professional Accountants of Canada (FCPA, FCMA), and an Institute-Certified Director by the Institute of Corporate Directors. He holds a Bachelor of Commerce from the University of Alberta in Edmonton, Alberta, Canada, a Master of Business Administration from Queens University in Kingston, Ontario, Canada, and a Doctor of Business Administration from Pepperdine University. His substantial prior experience as a senior executive for a large international distribution company has led the Board to conclude that Mr. Carruthers has the background and skills necessary to serve as a director of the Company.

Michelle A. Kumbier	Director since:	Public Company Directorships:
	April 2024	Abbott Laboratories (NYSE: ABT) Teledyne Technologies Incorporated (NYSE: TDY)

Michelle A. Kumbier currently serves as the Senior Vice President and President of the Turf and Consumer Products business of Briggs & Stratton LLC (NYSE: BGG) (“B&S”), a designer, manufacturer and seller of gasoline powered engines and electrification, turf and utility outdoor power equipment, and home standby products. Prior to joining B&S in 2022, Ms. Kumbier served as the Chief Operating Officer of Harley-Davidson, Inc. (“HD”) from 2017 to 2020 after holding numerous leadership positions of increasing responsibility in the areas of supply chain, manufacturing, product development, aftermarket, and sales during her more than two decades at HD. Prior to her time at HD, Ms. Kumbier started her career at Kohler Company Inc., holding various positions over an eleven-year period in operations, sales and customer service in the plumbing products and engines divisions. Ms. Kumbier previously served on the board of directors of Tenneco Inc. Ms. Kumbier earned a Master of Business Administration from the University of Wisconsin and a Bachelor of Arts in Marketing from Lakeland University. Ms. Kumbier’s extensive executive management experience including as Chief Operating Officer of Harley-Davidson and her ongoing board experience with Abbott and Teledyne Technologies has led the Board to conclude that she has the background and skills necessary to serve as a director of the Company.

Karen M. Leggio	Director since:
April 2024

Karen M. Leggio recently served as the Senior Vice President and General Manager from 2010 to 2023 of the Channel and Distribution Business Unit of TE Connectivity Ltd (“TE”) (NYSE: TEL), a manufacturer and seller of connectivity and sensor solutions in Europe, the Middle East, Africa, the Asia–Pacific, and the Americas. In this role she also had responsibility for TE’s global customer care organization. From 2010 to 2019 she held various leadership positions at TE, including Senior Vice President of Sales and Operations Planning, Senior Vice President and General Manager of TE’s Americas business, Chief Supply Chain Officer, and Chief Procurement Officer. Prior to joining TE, Karen served as the Vice President of Global Supply Chain for Ingersoll Rand Inc. from 2007 to 2010. Prior to that, she spent twenty-three years (1985-2007) at General Motors Company holding multiple leadership roles of increasing responsibility in the areas of operations, procurement, logistics, supplier quality, and program management, including Vice President of Global Purchasing and Supply Chain for Latin America, Africa and the Middle East, Executive Director of Global Electrical

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Board of Directors

Purchasing and Supply Chain, Director of Global Purchasing and Supply Chain for the United Kingdom, and Director of Program Purchasing. Ms. Leggio earned a Master of Science Degree in Operations from Purdue University and a Bachelor of Arts in Materials and Logistics Management (Supply Chain Management) from Michigan State University. Ms. Leggio’s extensive senior management experience has led the Board to conclude that she has the background and skills necessary to serve as a director of the Company.

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Board of Directors

Meetings of the Board and Board Committees

During 2024, our Board met four times. In addition to the meeting of the full Board, directors also attended meetings of Board committees on which they served. All of the directors attended at least 75% of the meetings of the Board and the committees on which they served, except for Mr. Kotzubei. While we do not have a formal policy requiring them to do so, we encourage our directors to attend our annual meeting of stockholders.

All of our directors attended our 2024 annual meeting of stockholders, except for Mr. Kotzubei.

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Corporate Governance Matters

Corporate Governance Matters

Our policies and practices reflect corporate governance standards that comply with the NYSE rules and the corporate governance requirements of the Sarbanes-Oxley Act, including:

•
Our Board adopted clear corporate governance policies, including standards for determining director independence, and all our directors except for Mr. Lehner, our CEO, are independent;
•
Our Board committee charters clearly establish their respective roles and responsibilities;
•
Our directors meet regularly in executive session without management present;
•
We have a code of ethics and business conduct that applies to all Ryerson directors, officers and associates;
•
Our chief executive officer, chief financial officer and other senior financial officers are subject to an additional code of ethics to promote (i) honest and ethical conduct; (ii) full, fair, accurate, timely and understandable disclosure in SEC filings; and (iii) compliance with applicable laws, rules and regulations;
•
Our internal audit function maintains critical oversight over the key areas of our business, compliance processes and controls, and reports regularly to the Audit Committee;
•
We have a compliance hotline service that permits employees to report violations of our code of ethics or other issues of significant concern on a confidential basis, via a toll-free telephone number or the Internet; and
•
Concerns related to the Company’s financial statements, accounting practices, or internal controls may be communicated in writing to the Company’s Audit Committee.

Board Leadership Structure

Under our Bylaws, the Board may appoint one of the directors as Chairman of the Board. The Chairman of the Board may be a management or a non-management director and may or may not be the same individual as our CEO (if our CEO is a director), at the option of the Board. The Board believes it should be free to make this determination depending on what it believes is best for the Company in light of all the circumstances. Further, the Board appointed Stephen P. Larson as the Chair of the Board on January 31, 2024. Prior to Mr. Larson's appointment, the Company did not have a Chair of the Board. This leadership structure allows our CEO to focus his time and energy on operating and managing the Company, helps ensure accountability for the actions and strategic direction of the Company, and assists the Company in presenting its message and strategy to stockholders, employees and customers.

Our directors meet at regularly scheduled executive sessions without management present, usually in conjunction with regularly scheduled Board meetings. In addition, at least once each year the independent directors meet in executive session without any other persons present. One of our independent directors is chosen by the directors at each such session of independent directors to preside over the session.

Director Independence

All our director nominees and directors, except for Mr. Lehner, our CEO, are independent. For a director to be considered independent under the NYSE rules, our Board must determine that the director nominee (or director) does not have any material relationship with the Company. To assist in making this determination, our Board adopted a policy on director independence based on the NYSE’s independence standards. A copy of the policy is available on the corporate governance page on our website, which can be found at ir.ryerson.com by clicking on “Governance.”

Under our policy on director independence, a director will be considered independent only if the Board has affirmatively determined that the director has no material relationship with the Company that would impair the director’s independent judgment. In the process of making such determinations, the Board will consider the nature, extent and materiality of the director’s relationships with the Company. When assessing the materiality of a director’s relationship with the Company,

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Corporate Governance Matters

the Board should consider the issue not only from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation. The Board will consider all relevant facts and circumstances in rendering its “independence” determinations. Material relationships can include commercial, banking, consulting, legal, accounting, charitable and familial relationships, among others. In addition, a director will not be deemed “independent” for purposes of service on the Board if such director:

1.
is, or has been within the last three years, an employee of the Company, or an immediate family member of such director is, or has been within the last three years, an executive officer of the Company;
2.
has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);
3.
(A) is a current partner or employee of a firm that is the Company’s internal or external auditor; (B) has an immediate family member who is a current partner of such a firm; (C) has an immediate family member who is a current employee of such a firm and personally works on the Company’s audit; or (D) was, or has an immediate family member who was, within the last three years a partner or employee of such a firm and personally worked on the Company’s audit within that time;
4.
is, or an immediate family member of such director is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee; or
5.
is a current employee, or has an immediate family member who is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1,000,000, or 2% of such other company’s consolidated gross revenues.

For purposes of the Company’s policy on director independence, “immediate family member” means any of the person’s spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law and brothers- and sisters-in-law and anyone (other than domestic employees) who shares the person’s home. The Board has determined that Mses. Leggio and Kumbier, and Messrs. Calhoun, Carruthers, Kotzubei, Larson, and Norment are, or during 2024 were, independent within the meaning of the NYSE rules or our policy on director independence. Further, the Board has determined that General Crawford is independent within the meaning of the NYSE rules or our policy on director independence.

As stated above, our Board of Directors unanimously recommends a vote “FOR” the election of the Board’s nominees identified above.

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Board Oversight of Risk

Board Oversight of Risk

Our Board as a whole has responsibility for overseeing our enterprise risk management ("ERM"). As a general matter, the Board and the Audit Committee assess whether the Company has an appropriate framework to manage and mitigate risks. The Board exercises its oversight responsibility directly and through its committees. In carrying out this critical responsibility, the Board has designated the Audit Committee with primary responsibility for overseeing certain specific enterprise risks, including financial, cyber security, legal, sustainability and market risks. For the other committees' role in overseeing risks, please see "Committee Roles" on page 23 and "Board Committees" on page 25.

In order to address its enterprise risks, the Company has implemented an ERM program. The purpose of the program is for the Company to monitor risks to strategic objectives, identify the top risks annually from a risk universe of over 50 risks, and develop, implement and track key mitigation plans for the identified risks. The annual process to identify current top risks and mitigation efforts consists of two sets of interviews of senior leadership by the ERM Committee headed by our CFO and by our internal audit department, respectively. Throughout the year, the ERM Committee also conducts interviews with relevant risk owners to track risks and status of mitigation plans.

The results of the interviews are reviewed by the executive team, then reported to the Audit Committee annually. For financial, litigation, cyber security and market risks, the Audit Committee additionally reviews quarterly reports from Ryerson’s internal audit department, General Counsel, Chief Compliance Officer, and Chief Information Officer. The results are also used by the internal audit department in developing its annual audit plan as discussed under "Board Oversight of Risk - Internal Audit" on page 23. In addition to annual ERM reports to the Audit Committee, the Company provides the Board and committees with presentations throughout the year as to specific risks and mitigation plans.

Further, the Board’s consideration of risk is not limited to discussions during Board and committee meetings. At its discretion and at any time, the Board may communicate with management as a group, or individually, concerning our most significant risks. In addition, each Director has complete access to all of our employees to the extent the Director may have questions concerning a particular risk.

Enterprise Risk Management

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Board Oversight of Risk

Committee Roles

Our Compensation Committee is responsible for evaluating risk arising from our compensation policies and practices, management development and succession planning, and employment benefits and policies. Our Nominating and Governance Committee manages risks related to Board composition and succession planning, Director independence, governance and corporate compliance and reporting obligations. In addition to overseeing certain enterprise risk management, our Audit Committee assists the Board in monitoring the Company’s compliance with legal and regulatory requirements as well as its ethical standards and policies. It also oversees our internal audit function. The committees provide reports to the full Board regarding these and other matters.

Internal Audit

Under its charter, the internal audit department is tasked to help the Company accomplish its objectives by bringing a systematic and disciplined approach to evaluate and improve the effectiveness of the Company’s risk management, control and governance processes. To promote independence of the department and ensure appropriate internal audit coverage, the internal audit director is responsible for leading the department and reports functionally to the Audit Committee, and administratively (i.e., day-to-day operations) to the chief financial officer. The internal audit services personnel have unrestricted access to all functions, records, property and personnel of the Company and full and free access to the Audit Committee. The internal audit department is currently staffed entirely by a third-party auditing firm.

The scope of the department’s internal auditing encompasses, but is not limited to, the examination and evaluation of the adequacy and effectiveness of the Company’s governance, risk management and internal controls, as well as the quality of performance in carrying out assigned responsibilities to achieve the Company’s stated goals and objectives. This includes, among other things:

•
partnering with other governance and monitoring groups to evaluate risk exposure relating to achievement of the Company’s strategic objectives;
•
monitoring and evaluating the effectiveness of the Company’s risk management processes;
•
performing consulting and advisory services related to governance, risk management and control as appropriate for the Company; and
•
reporting significant risk exposures and control issues, including fraud risks, governance issues, cybersecurity risks and other matters needed or requested by the Audit Committee.

The internal audit department provides reports on these items to the Audit Committee at each regularly scheduled Audit Committee meeting. In addition, the internal audit department is responsible for conducting an annual risk assessment. In performing this risk assessment, the internal audit department distributes a risk assessment survey to management across the Company. The survey poses open-ended questions relating to risks and opportunities facing the Company as well as asks management to rank different risk areas based on impact (requiring management to consider how significant the risk or opportunity is to the Company) and vulnerability (requiring management to consider how prepared Ryerson is to address the risk or take full advantage of the opportunity). Following its assessment, the internal audit department, subject to the Audit Committee's oversight, is responsible for and developing a corresponding annual audit plan using a risk-based approach to monitor and report on the adequacy and effectiveness of the Company’s processes for controlling its activities and managing its risks.

Governance Guidelines and Committee Charters

We maintain a corporate governance page on our website that includes our Corporate Governance Guidelines, Code of Ethics and Business Conduct and the charters for our Audit, Compensation and Nominating and Corporate Governance Committees. The corporate governance page can be found at ir.ryerson.com by clicking on “Governance.” Stockholders

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Board Oversight of Risk

also may obtain copies of these materials by contacting us at Investor Relations, 227 W. Monroe St., 27th Floor, Chicago, Illinois 60606, email: investorinfo@ryerson.com, or telephone: 312-292-5130.

Code of Ethics

Our Board has adopted a code of ethics (“Code of Ethics”) that contains the ethical principles by which our chief executive officer and chief financial officer, among others, are expected to conduct themselves when carrying out their duties and responsibilities. A copy of the Code of Ethics may be found at the end of our general code of ethics and business conduct, available on our corporate governance webpage located at ir.ryerson.com. We will provide a copy of our general code of ethics and business conduct, which includes the Code of Ethics, to any person, without charge, upon request, by writing to the Chief Compliance Officer, Ryerson Holding Corporation, 227 W. Monroe St., 27th Floor, Chicago, Illinois 60606 (telephone number: 312-292-5000). We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of our Code of Ethics by posting such information on the corporate governance page on our website, which can be found at ir.ryerson.com by clicking on “Governance.”

Board Education

We provide comprehensive ongoing education and training for all Board members on key matters throughout the year, through sessions with advisors and experts. In 2023, Board members received training through Thayer Leadership, Inc. and attended a business strategy training session led by a Professor of Management at the Washington University in St. Louis Olin Business School. In addition, each Board member is a member of the National Association of Corporate Directors, which provides educational resources and on-demand learning to corporate directors. Directors are also given development and education opportunities through facility visits, product demonstrations and speaking or meeting directly with members of management and other employees.

Board Self-Evaluation

Our Board and our Board committees evaluate their own effectiveness on an annual basis. Board members and each committee participate in the formal evaluation process by responding to questions designed to elicit feedback that can be used to improve Board and committee effectiveness. The director feedback from the self-evaluation process is then shared on an anonymous basis with the entire Governance Committee and the Board and, where appropriate, addressed with management. In response to feedback from the self-evaluation process, the Board and committees work with management to improve corporate governance, including policies, processes, and procedures to further the Board and committee governance and oversight of the Corporation.

Communications with the Board

An employee, officer or other interested party who has an interest in communicating with the Board may do so by directing the communication to the General Counsel of the Company. Persons who desire to communicate with the directors should send their correspondence addressed to the attention of the General Counsel, c/o Ryerson Holding Corporation, 227 W. Monroe St., 27th Floor, Chicago, Illinois 60606. The General Counsel will provide a summary of all appropriate communications to the addressed directors.

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Board Committees

Board Committees

Executive Committee

In December 2014, the Board established an Executive Committee in accordance with our Bylaws. The Executive Committee has and may exercise all powers that the Board legally delegates to it. In addition, during the intervals between meetings of the Board, the Executive Committee has and may exercise all of the powers of the Board, other than such powers as are granted to the Audit Committee, the Compensation Committee or the Nominating and Corporate Governance Committee, in the management of the business and affairs of the Corporation, unless otherwise limited by a resolution of the Board, the Company’s Amended and Restated Certificate of Incorporation or Bylaws, or applicable law. The Executive Committee is convened when circumstances do not allow the time, or when it is otherwise not practicable, for the entire Board to meet. The Executive Committee consists of Messrs. Kotzubei, Larson, Lehner and Norment. In 2024, the Executive Committee did not meet.

Transaction Committee

In May 2023, the Board established an ad hoc Transaction Committee in accordance with our Bylaws. The Transaction Committee had and exercised all those powers that the Board legally delegated to it. The Transaction Committee consisted of Messrs. Calhoun, Carruthers and Larson. In 2024, the Transaction Committee did not meet.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee (the “Governance Committee”) considers and oversees all corporate governance issues as they arise and develops appropriate recommendations for the Board regarding those issues. It is also responsible for reviewing the requisite skills and characteristics of the members of the Board. In 2024, the Governance Committee met twice. The Governance Committee currently consists of Messrs. Norment and Larson, and Ms. Leggio. Our Governance Committee is comprised entirely of independent directors.

Our Board has adopted an amended and restated written charter for the Governance Committee, pursuant to which the Governance Committee has, among others, the following responsibilities:

•
Oversee and assist our Board in identifying, reviewing and recommending nominees for election as directors and for appointment to Board committees;
•
Annually review and evaluate the overall effectiveness and functioning of the management, the Board, the Board Committees, and the compliance of the Board with applicable legal requirements;
•
Review and evaluate the composition and performance of the other Board committees, and recommend any changes to the composition, size and functions of each committee;
•
Develop, review and recommend corporate governance guidelines; and
•
Generally advise our Board on corporate governance and related matters.

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Board Committees

Process for Selecting Directors

The Governance Committee solicits and receives recommendations for potential director candidates from shareholders, management, directors, professional search firms and other sources. In selecting or recommending candidates to serve as directors, the Governance Committee takes into consideration the following criteria as approved by the Board, and as modified by the Board from time to time, and such other factors as it deems appropriate:

•
High personal and professional ethics, values and integrity;
•
Education, skill and experience that the Board deems relevant and useful, including whether such attributes or background would contribute to the diversity of the Board as a whole;
•
Diversity, including, but not limited to race, ethnicity, gender, LGBTQ+, etc. that the Board deems relevant and useful, including whether such factors would contribute to the diversity of the Board as a whole;
•
Ability and willingness to serve on any committees of the Board; and
•
Ability and willingness to commit adequate time to the proper functioning of the Board and its committees.

The Governance Committee is committed to identifying qualified prospective director candidates that will serve the best interests of the Company and its shareholders. In order to maximize the results of its search for qualified candidates, the Governance Committee may solicit referrals from other members of the board, management and other sources, including third-party recommendations. In 2023 and again in 2024, the Company at the direction of the Governance Committee engaged a third-party search firm to identify quality candidates. The Chair of the Governance Committee and members of the Company’s senior management have also attended NYSE’s Board Networking Summit in an effort to identify quality candidates.

Once it determines that a candidate possess the qualities, professional experience and other attributes that it deems valuable for the needs of the current board, the Governance Committee and senior-level Company personnel vet the candidate by conducting extensive interviews and in-depth background checks, including soliciting opinions about the candidate from third parties.

The Governance Committee will consider all candidates recommended by the Company’s stockholders in accordance with the Company’s Bylaws. For additional information, see “Stockholder Nominations for Directors,” below on page 73.

Audit Committee

Our Audit Committee oversees a broad range of issues surrounding our accounting and financial reporting processes and audits of our financial statements. In 2024, the Audit Committee met six times. The Audit Committee consists of Messrs. Calhoun and Carruthers and Ms. Kumbier. Each of Messrs. Calhoun and Carruthers and Ms. Kumbier are “independent” as such term is defined in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and under the applicable NYSE rules. Each is “financially literate,” and Mr. Calhoun, the chair of the Audit Committee, is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K.

Our Board has adopted a written charter for the Audit Committee, pursuant to which the Audit Committee has, among others, the following responsibilities:

•
Review and recommend to the Board the independent auditors to be selected to audit the financial statements;
•
Inquire as to the independence of the independent auditors and obtain from the independent auditors, on a periodic basis, a formal written statement delineating all relationships between the independent auditors and the Company; in addition, review the extent of non-audit services provided by the independent auditors in relation to the objectivity needed in the independent audit and recommend that the Board take appropriate action in response to the independent auditors’ written statement to satisfy the Board as to the independent auditors’ independence;
•
Pre-approve all services provided by the independent auditors to the Company;

RYERSON 2025 Proxy Statement | 25

Board Committees

•
Pre-approve appropriate funding for payment of (a) compensation to the Company’s independent auditors for preparing or issuing an audit report or performing other audit, review or attest services for the Company, (b) compensation to any advisors employed by the Committee and (c) ordinary administrative expenses necessary or appropriate to carry out its duties;
•
Ensure proper audit partner rotation;
•
Meet with the independent auditors and the financial management to review the scope of the audit proposed for the current year and the audit procedures to be utilized and at its conclusion review the audit with the Committee; upon completion of the audit and following each interim review of the Company’s financial statements, discuss with the independent auditors all matters required to be communicated to the Committee under generally accepted auditing standards, including the judgments of the independent auditors with respect to the quality, not just the acceptability, of the Company’s accounting principles and underlying estimates in the financial statements;
•
Review with the independent auditors, the internal auditor (if any) and the financial and accounting personnel, the adequacy of the accounting and financial controls and elicits any recommendations for improvement or particular areas where augmented controls are desirable;
•
Review the internal audit function of the Company including the independence and authority of its reporting obligations, the audit plans proposed for the coming year and the coordination of such plans with the work of the independent auditors;
•
Receive before each meeting a summary of findings from completed internal audits and a progress report on the proposed internal audit plan with explanations for any deviations from the original plan;
•
Review the financial statements contained in the annual and quarterly reports with management and the independent auditors;
•
Review any year-to-year changes in accounting principles or practices;
•
Provide sufficient opportunity at each meeting for the internal and independent auditors to meet with the Committee without management present; among the items to be discussed in these meetings are the independent auditors’ evaluation of the financial, accounting and auditing personnel, and their cooperation during the audit;
•
Review with the independent auditors any problems or difficulties the auditors may have encountered, including any disagreements with management;
•
Review accounting and financial personnel and succession planning;
•
Oversee the cybersecurity program, including mitigation efforts related to cybersecurity risks;
•
Investigate any matter brought to its attention within the scope of its duties, with the power to retain professional advice (at the expense of the Company) for this purpose if, in its judgment, that is appropriate; and
•
Establish, as necessary, detailed pre-approval policies and procedures for engaging audit and non-audit services.

In addition to the above, the Audit Committee is also responsible for overseeing sustainability risks and other sustainability-related matters, including our reporting standards and requirements with respect to sustainability matters and related disclosures. The Audit Committee also reviews related party transactions. For additional information regarding our related party policy, see “Related Party Transactions,” below on page 72.

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Board Committees

Audit, Audit-related and Other Non-Audit Services

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation for and overseeing the work of KPMG, our independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by KPMG. For additional information regarding the services provided by KPMG and the fees for such services, see “Ratification of Appointment of Independent Registered Public Accounting Firm,” above on page 7.

Pre-approval Policies

The Audit Committee has established policies and procedures pursuant to which any audit or any permissible non-audit services to be provided by the independent registered public accounting firm must be pre-approved by the Committee or its delegates. At least quarterly, the Audit Committee reviews and, if appropriate, pre-approves services to be performed by the independent auditor, reviews a report summarizing fiscal year-to-date services provided by the independent auditor and reviews any updated projection of the fiscal year’s estimated fees. The Audit Committee may delegate to any member of the Committee the duty to pre-approve any payments of compensation to the independent registered public accounting firm, provided that the decisions of such member to grant pre-approvals shall be presented to the full Committee for ratification.

No required pre-approvals were waived or approved after the services commenced. Before approving the non-audit services described as “Tax Fees” under “Ratification of Appointment of Independent Registered Public Accounting Firm,” above on page 7, the Audit Committee reviewed whether the independent registered public accounting firm could provide those services and maintain its independence. The Audit Committee approved 100% of the audit-related fees tax fee and other fees for 2024 and 2023.

Other Policies

The Audit Committee has adopted policies to ensure the independence of the Company’s independent registered public accounting firm, including policies on employment of audit firm employees and audit partner rotation.

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Board Committees

Audit Committee Report – Financial Statements Recommendation1

Management is responsible for the preparation, presentation and integrity of Ryerson’s consolidated financial statements and the reporting process including Ryerson’s internal controls over financial reporting and their effectiveness. The independent registered public accounting firm of Ernst & Young LLP (“EY”) was responsible for performing an independent audit of Ryerson’s consolidated financial statements for the year ended December 31, 2024. The Audit Committee’s responsibility is to monitor and oversee these activities and processes. In this context, the Audit Committee reports as follows:

1.
The Audit Committee has reviewed and discussed with management Ryerson’s audited consolidated financial statements as of and for the year ended December 31, 2024 and management has represented that the consolidated financial statements were prepared in accordance with generally accepted accounting principles;
2.
The Audit Committee has discussed with EY the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301 (Communications with Audit Committees) and the Securities and Exchange Commission; and
3.
The Audit Committee received the written disclosures and the letter from EY required by applicable requirements of the PCAOB regarding EY’s communications with the Audit Committee concerning independence and has discussed with EY its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, for filing with the Securities and Exchange Commission.

Respectfully submitted by the Audit Committee:

Kirk K. Calhoun, Chair

Court D. Carruthers

Michelle A. Kumbier

1.
The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Commission, nor shall such information or report be incorporated by reference into any future filing by us under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate it by reference in such filing.

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Compensation Committee

Compensation Committee

Our Compensation Committee reviews and recommends policies relating to compensation and benefits of our officers and employees, including reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer and other named executive officers, evaluating the performance of those officers in light of those goals and objectives and setting compensation of those officers based on such evaluations. In 2024, the Compensation Committee met three times. The Compensation Committee consists of Messrs. Calhoun, Carruthers and Kotzubei, all of whom were deemed independent as of February 2024.

Our Board has adopted a written charter for the Compensation Committee, pursuant to which the Compensation Committee has, among others, the following authority to fulfill its duties and responsibilities:

•
Review, revise and interpret the Company’s compensation philosophy, policies and objectives, including reviewing and approving any incentive compensation plans and equity-based plans of the Company; and the Compensation Committee shall report its determinations and any actions it takes with respect to the Company’s compensation philosophy, policies and objectives to the Board;
•
Review and approve annually the corporate goals and objectives applicable to the compensation of the Company’s CEO, evaluate at least annually the CEO’s performance in light of those goals and objectives and determine and approve the CEO’s compensation level based on this evaluation; the Committee’s decisions regarding performance goals and objectives and the compensation of the CEO are reviewed and ratified by the Board; in determining the long-term incentive component of the CEO’s compensation, the Committee shall consider all relevant factors, including the Company’s performance and relative stockholder return, the value of similar awards to chief executive officers at comparable companies and the awards given to the CEO in past years;
•
Review and approve the compensation for executive officers, including the review and approval of the design and implementation of any incentive arrangements, equity compensation and supplemental retirement programs;
•
Review and approve grants and awards to officers and other participants under the Company’s compensation and participation plans, including the Company’s management incentive plans;
•
Review and make recommendations to the Board regarding the amount and types of compensation that should be paid to the Company’s outside directors, to ensure that such pay levels remain competitive;
•
Review and approve any employment, severance or termination arrangements to be made with any executive officer of the Company;
•
Review all equity compensation plans under the listing standards of the NYSE or such other national securities exchange or stock market on which the Company’s securities may be listed and approve such plans in the Committee’s sole discretion;
•
Annually assist management in drafting the Company’s Compensation Discussion and Analysis (“CD&A”) to be included in the Company’s public filings with the Securities and Exchange Commission by (i) articulating the discussion and analysis to be included in the CD&A, (ii) participating in or overseeing the drafting of the CD&A and (iii) reviewing the CD&A with management and determining whether to recommend to the Board that the CD&A be included in the Company’s annual report on Form 10-K or proxy statement, as applicable;
•
Prepare a report annually to be filed with the Company’s annual report on Form 10-K or proxy statement, as applicable, to state whether the Committee has reviewed and discussed the CD&A with management and, based on such review and discussions, whether the Committee has recommended to the Board that the CD&A be included in the Company’s annual report on Form 10-K or proxy statement, as applicable;

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Compensation Committee

•
Submit a report to the Board periodically, which shall include a review of any determinations, recommendations or issues that arise with respect to Company compensation philosophy, policies and objectives, executive compensation, management succession planning and any other matters that the Committee deems appropriate or is requested to be included by the Board;
•
determine stock ownership guidelines for the CEO and other executive officers and monitor compliance with such guidelines;
•
review the Company’s incentive compensation arrangements to determine whether they encourage excessive risk-taking, review and discuss at least annually the relationship between risk management policies and practices and compensation, and evaluate compensation policies and practices that could mitigate any such risk;
•
review and recommend to the Board for approval the frequency with which the Company will conduct the stockholder advisory vote on executive compensation (“Say on Pay Vote”) required by Section 14A of the Exchange Act, taking into account the results of the most recent stockholder advisory vote on frequency of Say on Pay Votes required by Section 14A of the Exchange Act, and review and approve the proposals regarding the Say on Pay Vote and the frequency of the Say on Pay Vote to be included in the Company's proxy statement;
•
develop and recommend to the Board for approval one or more policies for the recovery or clawback of erroneously paid compensation, including any revisions to such policies, and monitor compliance with such policies, including determining the extent, if any, to which incentive-based compensation of any current or former employees should be recouped or forfeited; and
•
review the Company’s human capital management disclosure in the Company’s annual report on Form 10-K and proxy statement.

In addition, the Compensation Committee reviews the results of the stockholder advisory votes on (i) executive compensation and (ii) the frequency of the stockholder votes on executive compensation.

Committee Resources and Authority

Under the Compensation Committee’s charter, the Committee also has the resources and authority to:

•
Retain compensation consultants, independent counsel and other advisors;
•
Terminate any consulting firms and such other advisors;
•
Approve the consulting firms’ and other advisors’ fees and other retention terms; and
•
Determine the appropriate funding (at the expense of the Company) for (i) payment of compensation to any independent counsel and other advisers employed by the Committee and (ii) ordinary administrative expenses of the Committee.

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Compensation Committee

In addition, the Committee may form and delegate its authority to subcommittees or to the Committee Chair when it deems appropriate and in the best interests of the Company, although it did not do so in 2024. Since 2016, the Company, at the Compensation Committee’s request, has engaged Compensation Advisory Partners, (“CAP”), an independent executive compensation consultant, to assist in planning for the Company’s executive compensation program.

Compensation Committee Interlocks and Insider Participation

Mr. Kotzubei and Mr. Calhoun served on our Compensation Committee during all of the last completed fiscal year. Mr. Carruthers served on our Compensation Committee during the last completed fiscal year, beginning in May 2024. Ms. Sigler, who ceased to be a member of the board of directors in April 2024, served on our Compensation Committee during the last completed fiscal year, prior to May 2024. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or our Compensation Committee. None of the members of the Compensation Committee is now an employee of the Company. Prior to the IPO, Ms. Sigler served as the Company’s Vice President. She resigned her position as an officer in August 2014 in connection with the IPO and has not served as an officer of the Company since that time.

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Compensation Committee Report

Compensation Committee Report1

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis section of this proxy statement, set forth below. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and be incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Respectfully submitted by the Compensation Committee:

Kirk K. Calhoun, Chair

Court Carruthers

Jacob Kotzubei,

1.
The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Commission, nor shall such information or report be incorporated by reference into any future filing by us under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate it by reference in such filing.

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Director Compensation

Director Compensation

Our Board has adopted a compensation program for our directors. Under the program, only directors, other than Platinum directors, who have been determined by the Board to be independent are eligible to receive compensation for their service as Board members. The program provides for an annual cash retainer, additional annual cash retainers for committee chairs and fees for meeting attendance, as follows:

Annual Retainer	$165,000

Annual Stock Grants	$35,000

Committee Chair Retainers

Audit Committee chair	$15,000

Compensation Committee chair	$10,000

Nominating and Corporate Governance Committee chair	$10,000

Meeting Attendance Fees

Each Board meeting	$2,000

Each committee meeting	$1,500

Under the Company's director compensation program, directors are allowed to receive, in addition to the cash compensation, grants of stock awards. On the last day of each calendar quarter (or, if such date is not a business day, on the first business day following such date), each of our directors is eligible to receive a grant of fully vested shares under our Second Amended and Restated Omnibus Incentive Plan. Each award has an aggregate grant date fair value of $8,750 (and, if applicable, such award is prorated based on the director’s actual service performed during the applicable quarter). The aggregate number of shares covering such awards in any calendar year may not exceed 20,000 shares on a per-director basis. If the maximum number of shares has been granted to a director, such director will instead receive an award payable in cash in lieu of shares. In July 2024, the Board approved that the Chair of the Board be granted additional compensation in the amount of $100,000 on an annual basis, with 50% payable in stock and 50% payable in cash in equal quarterly installments.

Under the Company's director compensation program, our directors may also be eligible to receive an additional retainer, fee, grant, or other payment for service on a special purpose committee or for any other special service from time to time, as determined by the Board in its discretion. Each director who serves on a special purpose committee will be paid a $1,500 committee meeting fee in connection with any special purpose committee meetings.

The following table presents information for compensation earned by our independent directors for their service as Board members during 2024.

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Director Compensation

Director Compensation Table

Name	Fees Earned or Paid in Cash	Stock Awards (5)	Total

Kirk K. Calhoun(1)	$215,793	$34,957	$250,750

Court D. Carruthers(2)	$185,000	$34,957	$219,957

Michelle A. Kumbier(3)	$122,871	$23,912	$146,783

Stephen P. Larson(4)	$268,167	$47,469	$315,636

Karen M. Leggio(3)	$119,871	$23,912	$143,783

(1)
Consists of the annual retainer, Audit Committee chair retainer, Compensation Committee chair retainer, and meeting attendance fees.
(2)
Consists of the annual retainer and meeting attendance fees.
(3)
Consists of meeting attendance fees and a prorated annual retainer.
(4)
Consists of the annual retainer, Nominating and Corporate Governance Committee chair retainer, Board chair retainer (prorated based on Mr. Larson's appointment to Board chair on January 31, 2024), and meeting attendance fees.
(5)
The amounts reported in this column represent the aggregate grant date value of the stock awards granted to the non-employee directors during 2024, calculated in accordance with FASB ASC Topic 718. The grant date fair value is calculated using the closing price of our common stock on the date of grant. For additional information, including a discussion of the assumptions used to calculate these values, please see Note 11 of the Consolidated Financial Statements contained in our Fiscal Year 2024 Annual Report on Form 10-K. For purposes of determining the number of shares delivered to each director, the award is calculated by the quotient of (x) $8,750, divided by (y) the closing price of the Company’s stock on the day immediately prior to the grant date, or if the closing price is not reported on such date, the closing price reported on the most recent reportable date prior to the grant date. As noted above, such awards may be prorated for partial service performed during an applicable calendar quarter. The number of shares delivered to each of our board members in 2024 (in each case, that were fully vested as of the applicable date of grant) totaled:

Name	Number of Shares
Kirk K. Calhoun	1,620
Court D. Carruthers	1,620
Michelle A. Kumbier	1,241
Stephen P. Larson	2,296
Karen M. Leggio	1,241
We reimburse each member of our Board for out-of-pocket expenses incurred by them in connection with attending meetings of the Board and its committees. Cash compensation and reimbursements are paid in arrears on a quarterly basis.

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Executive Officers

Executive Officers

Biographies

Our executive officers are elected by the Board of Directors and hold office until a successor is chosen or qualified or until their earlier resignation or removal. The following lists our executive officers and gives a brief description of their business experience as of February 24, 2024, other than Mr. Lehner’s, whose biography can be found on page 16:

James J. Claussen President & Chief Financial Officer (CFO)

James J. Claussen, 52, has been the Company’s Executive Vice President & Chief Financial Officer (CFO) since January 2021. From July 2018 until that time, he had served as the president of Central Steel & Wire Company, LLC (CS&W), a subsidiary of Ryerson. Previously, he had served as the CFO of the Company's North-West Region and general manager of corporate development, and held several various leadership positions within the Company. Mr. Claussen has a bachelor's degree in accounting from Minnesota State University, Mankato, and an MBA from the University of Minnesota Carlson School of Management.

Molly D. Kannan Controller & Chief Accounting Officer

Molly D. Kannan, 43, has served as Chief Accounting Officer and Corporate Controller of the Company since January 2020. Ms. Kannan also served as the Company’s Interim Principal Financial Officer from January 2020 until January 2021. Previously, she served as our Corporate Controller since 2015, and held several various leadership positions within the Company. Ms. Kannan earned both a bachelor’s degree and a master’s degree in accounting from the University of Illinois at Urbana-Champaign.

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Executive Officers

John E. Orth Executive Vice President, Operations

John E. Orth, 58, has been our Executive Vice President-Operations since January 2019. Prior to that, Mr. Orth served as Senior Vice President – Operations of the Company since January 2018. Prior to joining the Corporation, since December 2011, Mr. Orth had served in various capacities for Morgan Advanced Materials, a global materials engineering company, including as Global Managing Director (Advanced Ceramics and Metals) from March 2016 to August 2017, and as a Vice President from February 2013 to March 2016. Mr. Orth earned his bachelor’s degree in electrical engineering from Vanderbilt University, and his master’s degree in materials science and engineering and doctorate’s degree in materials science and engineering from the University of Texas at Austin.

Mark S. Silver Executive Vice President, General Counsel & Chief Human Resources Officer

Mark S. Silver, 54, has served as our Executive Vice President, General Counsel & Chief Human Resources Officer since February 2020. Previously, he served as our Executive Vice President, General Counsel & Secretary from February 2016 to January 2020, and as Vice President & Managing Counsel from January 2013 until February 2016. Prior to his time at the Company, from 2006 until 2012, Mr. Silver served as Vice President and Assistant General Counsel of Sara Lee Corporation, a consumer goods company. Mr. Silver earned a bachelor’s degree in political science from the University of Illinois and a Juris Doctor from Harvard University.

Srini Sundarrajan Chief Information Officer

Srini Sundarrajan, 53, has served as our Chief Information Officer since February 2019. Prior to joining the Company, Mr. Sundarrajan was Chief Information Officer for BlueLine Rental, one of the ten largest equipment rental companies in North America. Prior to joining BlueLine in 2014 as Director of Business Applications, Mr. Sundarrajan served in executive positions at IBM and RSC Equipment Rental, where he managed outsourcing contracts and led the development of rental applications. Mr. Sundarrajan earned a bachelor’s degree in computer science from Madurai Kamaraj University and a master’s in computer applications from Bharathiar University.

RYERSON 2025 Proxy Statement | 36

Executive Compensation

Executive Compensation

Compensation Discussion and Analysis

Overview

This section explains our executive compensation philosophy, objectives and design; our compensation-setting process; our executive compensation program components; and the decisions made in 2024 with respect to the compensation of each of our named executive officers (or NEOs). The Company’s NEOs for 2024 are:

•
Edward J. Lehner, President & Chief Executive Officer (“CEO”);
•
James J. Claussen, Executive Vice President & Chief Financial Officer (“CFO”);
•
Mark S. Silver, Executive Vice President, General Counsel & Chief Human Resources Officer
•
John E. Orth, Executive Vice President, Operations; and
•
Michael J. Burbach, Former Chief Operating Officer (“COO”).

EXECUTIVE TRANSITION

On July 30, 2024, Mr. Burbach notified the Company of his intention to retire from his position as the COO, effective December 31, 2024. On October 29, 2024, Mr. Burbach entered into a retirement and transition agreement with the Company, pursuant to which the Company (i) subject to board approval, granted him a one-time special grant of 10,000 restricted stock units and performance units pursuant to the Company's Second Amended and Restated Omnibus Incentive Plan on the same time and performance vesting terms and conditions as the equity awards made in March 2024, (ii) at the time of his retirement, waived the continued service requirement for any outstanding stock-based awards and extended the exercisability of his outstanding options until the expiration date, and (iii) provided 26 weeks' of COBRA coverage reimbursement.

Executive Compensation Philosophy

The Company’s compensation decisions are based on the goals of recruiting, retaining and motivating individuals who could help us meet and exceed our financial and operational goals, for the purpose of providing meaningful returns to our stockholders.

Objectives

Ryerson’s executive compensation program is designed to:

align the interests of executive management with stockholders	provide market competitive compensation	attract and retain talented executives

differentiate rewards based on individual performance	encourage long-term value creation	avoid incentivizing excessive risk-taking

RYERSON 2025 Proxy Statement | 37

Executive Compensation

Principles

Ryerson seeks to promote a high-performance culture and create a compensation program that recognizes and rewards superior individual and Company performance. The following key principles are applied by the Board and our Compensation Committee when determining the compensation approach for the Company’s executives:

Accountability

Performance-based compensation is tied to metrics for annual corporate results, applicable business unit results and individual performance metrics. This ensures executives are held accountable through their compensation for the performance of the business and for achieving the Company performance objectives, thereby enhancing stockholder value.

Competitive Positioning

Ryerson seeks to provide competitive total compensation that includes significant upside potential for executives, with actual pay determined based on performance. For compensation decisions made based on peer group data, target compensation will be based upon a range around the median of the defined peer group.

Market Compensation Elements The compensation components reflect the competitive marketplace so that we can attract, motivate, reward and retain talented executives through business cycles.

Advisory Vote on Executive Compensation

In 2024, our stockholders overwhelmingly approved, on a non-binding, advisory basis, the compensation of our NEOs, with over 99% of the votes cast in favor of such compensation, and approved that the Company would annually seek, on an advisory, non-binding basis, a shareholder vote on executive compensation matters. Since our IPO in 2014, our stockholders have been highly supportive of our compensation program, as demonstrated by our say-on-pay voting results exceeding 99% in each of the votes. The Compensation Committee considers the favorable advisory vote as support for its belief that the Company's pay-for-performance policy operates as it was designed, aligning the interests of our executive officers and stockholders and driving the NEOs' performance to enhance long-term stockholder value and achieve Company objectives.

This level of support was a factor in the Compensation Committee’s continued application of the same principles when making compensation decisions for our named executive officers for 2025.

Determination of Compensation

The Board established the Compensation Committee to oversee various compensation-related matters, including executive compensation. Since that time, the Compensation Committee has been responsible for executive compensation matters as further described above under “Compensation Committee,” beginning on page 30, and has the authority to make decisions regarding the named executive officers’ compensation. In determining the levels and mix of compensation, our Compensation Committee has not generally relied on formulaic guidelines but rather has sought to maintain a flexible compensation program that allows it to adapt components and levels of compensation to motivate and reward individual executives within the context of our desire to maximize stockholder value. Subjective factors considered in compensation determinations included an executive’s tenure with the Company, skills and capabilities, contributions as a member of the executive management team, contributions to our overall performance and whether the total compensation potential and structure were sufficient to ensure the retention of an executive when considering the compensation potential that may be available elsewhere.

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Use of Peer Groups for Compensation Matters

Ryerson management, at the Compensation Committee’s request, has annually engaged an independent executive compensation consultant, currently Compensation Advisory Partners (“CAP”), to assist in planning for the Company’s executive compensation program. As an outside advisor, CAP has assisted in evaluating executive compensation programs, providing general executive compensation consulting support including a review of Ryerson’s compensation philosophy and compensation for Ryerson’s named executive officers. Specifically, CAP has completed competitive market positioning reviews of Ryerson’s named executive officers, based upon an assessment of relevant total compensation comparative data obtained from surveys and publicly reported proxy statements. The comparative reviews assessed the named executive officers’ base salaries, target annual bonuses (as a percentage of salary), total cash compensation and total direct compensation against the compensation paid to comparable positions reported in the surveys and comparable executives of the companies listed below, as reported by those companies. These companies (our “Peer Group”) generally are competitors of Ryerson or conduct business in industries similar to Ryerson’s and, as a group, have annual sales comparable to Ryerson’s. Ryerson’s executive salaries and target annual cash compensations are at or below market median relative to our Peer Group.

ARCONIC CORP. (1) ATI, INC. Applied Industrial Tech Inc. Carpenter Technology Corp. Century Aluminum Co. Commercial Metals Co. Haynes International Inc.	Kaiser Aluminum Corp. Kaman Corp. MRC Global Inc. MSC Industrial Direct Co Inc. Olympic Steel Inc.	Reliance INC. Radius Recycling Inc. (2) Steel Dynamics Inc. Metallus InC. (3) Worthington Enterprises Inc. (4)

(1) Arconic Corp. was referenced for pay recommendations relating to 2024 that were made in 2023, but has since been taken private.

(2) Formerly Schnitzer Steel Industries, Inc.

(3) Formerly Timkensteel Corporation.

(4) Formerly Worthington Industries, Inc.

At the Compensation Committee’s request, CAP regularly, and at least annually, attends Compensation Committee meetings. CAP presented its report on the competitiveness of the executive compensation program for 2024 to the Compensation Committee in December 2024. The Compensation Committee and the Board considered the report and Peer Group information in making some of its 2024 compensation decisions, as further described below.

The compensation committee regularly reviews the objectivity and independence of the advice provided by its compensation advisors on executive and non-employee director compensation. The compensation committee considered the independence of CAP under the relevant SEC rules and NYSE listing standards and determined that its work does not give rise to any conflicts of interest.

Components of Compensation

The compensation provided to our named executive officers in 2024 consisted of the same elements generally available to our non-executive employees, including base salary, annual bonuses and retirement and other benefits, each of which is described in more detail below. In addition, each of our named executive officers has the opportunity to participate in an equity-based long-term incentive program. Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide perquisites or other personal benefits to our executive officers, including our named executive officers, and do not have a formal perquisites policy, but may provide perquisites and other personal benefits in situations where we believe it is appropriate to assist an individual in the

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performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment and retention purposes.

Our named executive officers may also receive compensation in connection with the termination of their employment in some circumstances, as further described below under “Narrative Relating to Summary Compensation Table and Grants of Plan-Based Awards,” on page 55, and under “Potential Payments Upon Termination or Change in Control,” on page 61.

Relationship Among the Different Components of Compensation

In order to ensure that our named executive officers are held most accountable for our performance and changes in stockholder value, management and the Compensation Committee generally allocate total compensation such that the portion of compensation attributable to fixed elements, such as salary and benefits, decreases with increasingly higher levels of responsibility, and the portion attributable to variable, performance-based elements increases with increasingly higher levels of responsibility. In setting the allocation between the fixed and variable elements, we seek to ensure that sufficient fixed income is provided, while not incentivizing overly risky business strategies.

The percentage allocation between the named executive officers’ base salaries, target annual bonus and granted long-term incentive plan awards for 2024 is set forth below to show the relationship between the different components. Each component is discussed in more detail in the sections below.

Named Executive Officer	Base Salary(1)	Target Annual Bonus	Long-Term Incentive(2)

Edward J. Lehner	18.79%	23.49%	57.71%

James J. Claussen	23.63%	17.72%	58.64%

Michael J. Burbach	26.00%	19.50%	54.50%

Mark S. Silver	28.30%	19.81%	51.89%

John E. Orth	30.52%	19.84%	49.65%

(1)
The value of the base salaries is based on the named executive officers’ base salary rates as of December 31, 2024.
(2)
The value of the long-term incentive award (time-vesting restricted stock units (“RSUs”) and performance-vesting restricted stock units (“PSUs”) is determined based on the grant date fair value of the awards as described in footnote (3) to the Summary Compensation Table below on page 53.

Base Salary

The base salary payable to each named executive officer was intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities, as well as to recruit well-qualified executives. Salary is paid to ensure that we are able to attract and retain the talent necessary to lead our Company and to ensure that sufficient fixed income is provided even when variable compensation programs pay out below target (or not at all).

The named executive officers’ initial base salaries are generally determined in connection with the negotiation of their employment terms upon their hiring or promotion. The salary levels are then reviewed annually in connection with the Company’s salary review for all management employees. Each year, the head of the Company’s human resources department (currently our Executive Vice President, General Counsel & Chief Human Resources Officer) recommends to the CEO a salary adjustment for each officer reporting to the CEO (other than with respect to the Executive Vice President, General Counsel & Chief Human Resources Officer, which the CEO determines). This recommendation is based on a review of (i) competitive market factors (including the reports produced by CAP and the compensation practices of our compensation Peer Group and the positioning of each executive officers' compensation in a ranking of Peer Group compensation levels, taking into account each individual executive officers' skills, experience and qualifications relative to other similarly situated executives at the companies in our Peer Group), (ii) Company budget considerations and (iii) retention considerations and the officer’s performance during the prior year, including the CEO’s performance against the CEO’s personal goals determined at the beginning of the prior year. After reviewing this

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recommendation, the CEO may make modifications based on the CEO’s own assessment of individual performance and then prepares salary recommendations for the officers reporting to the CEO. The CEO then makes recommendations to the Compensation Committee for each officer (other than for the CEO); the Executive Vice President, General Counsel & Chief Human Resources Officer makes a recommendation directly to the Compensation Committee regarding the CEO’s salary, which recommendation is determined in the same manner as the recommendations to the CEO regarding the other officers’ salaries. The Compensation Committee members then review the salary recommendations and, after any adjustments, determine the officers’ base salaries on behalf of the Company, except for the CEO’s base salary, which the Compensation Committee recommends to the Board for approval. In determining base salaries for our named executive officers for any particular year, the Committee generally considers, among other factors, competitive market practice, individual performance for the prior year and the mix of fixed to variable compensation.

2024 Base Salaries

In February 2024, in accordance with the process described above, the Compensation Committee considered the recommendations from Messrs. Silver and Lehner, the comparable compensation reported in surveys, the Peer Group information and other factors, including market competitiveness, and approved new base salaries for certain of the named executive officers that were intended to be effective July 2024 (except for the CEO’s base salary, which was recommended to and approved by the Board).

However, prior to the scheduled raises, the Company’s executive management team elected to eliminate their scheduled annual salary increases for 2024 given the prolonged industrial cyclical downturn. As of December 31, 2024, the NEOs' base salary rates from 2023 remained in effect, as shown below.

			2024 Base Salary

Named Executive Officer	Previous Base Salary	2024 Board Approved Base Salary	Base Salary	Effective Date

Edward J. Lehner	$1,200,000	$1,200,000	$1,200,000	6/26/2023

James J. Claussen	$472,500	$494,000	$472,500	6/26/2023

Michael J. Burbach	$494,000	$494,000	$494,000	6/26/2023

Mark S. Silver	$456,750	$475,000	$456,750	6/26/2023

John E. Orth	$360,360	$370,000	$360,360	6/26/2023

Annual Bonus

The Company has historically maintained an annual incentive plan (“AIP”), pursuant to which its key managers (including our named executive officers) are eligible to receive performance-based cash bonuses tied to the Company’s achievement of specified financial performance targets for each year. Each year the Compensation Committee or the Board establishes objective financial performance criteria that must be met by the Company in order for bonuses to be paid (usually establishing threshold, target and maximum payout levels for each type of performance measure), and other terms and conditions of awards under the AIP. It also approves any changes to the bonus targets for the named executive officers (other than the CEO’s, which is recommended to and approved by the Board), which are expressed as a percentage of annual salary base rates of the applicable AIP plan year. Under the AIP, no cash AIP bonuses are payable unless the Company achieves the performance thresholds set for the performance period. In general, a participant must be employed by the Company or its subsidiaries through the end of the AIP plan year to receive an AIP bonus payment, although some exceptions exist for circumstances such as retirement, death or position elimination. Additional information regarding AIP bonus payments in these circumstances is included below under “Potential Payments Upon Termination or Change in Control,” below on page 61.

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The named executive officers’ target AIP bonus percentages are generally determined in connection with the negotiation of their employment terms upon their hiring or promotion. The target bonus percentages are then reviewed annually by the head of the Company’s human resources department (currently our Executive Vice President, General Counsel & Chief Human Resources Officer) who makes a recommendation to the CEO regarding any percentage adjustments for each officer reporting to the CEO (other than himself, which the CEO determines). This recommendation is based on a review of the same factors he uses in determining base salary adjustments. After reviewing this recommendation, the CEO may make modifications based on his own assessment, and then prepares recommendations for the officers reporting to him. The CEO then makes his recommendations to the Compensation Committee for each officer (other than himself); the Executive Vice President, General Counsel & Chief Human Resources Officer makes a recommendation directly to the Compensation Committee regarding the CEO’s percentage, which recommendation is determined in the same manner as his recommendations to the CEO regarding the other officers’ bonus target percentages. The Compensation Committee members then review the target bonus percentage recommendations and, after any adjustments, determine each officer’s target bonus percentage on behalf of the Company, except for the CEO’s bonus targets, which the Compensation Committee recommends to the Board for approval. In determining target bonus percentages for our named executive officers for any particular year, the Committee generally considers the same factors it uses in determining base salary rate adjustments. The Compensation Committee may make the target bonus percentage change effective for the full year or make it effective on some date later in the plan year. If a participant’s target bonus percentage is changed effective during a plan year, then the effective target bonus percentage for the plan year is a weighted average of the two percentages, based on the time during the year that each of the two percentages was in effect unless determined otherwise by the Compensation Committee.

2024 Annual Incentive Plan

In February 2024, the Company’s 2024 annual incentive plan (the “2024 AIP”) was approved by our Compensation Committee. The 2024 AIP bonus targets for our named executive officers are expressed as a percentage of their annual base salary rates in effect on November 30, 2024. Each such target was determined in accordance with the process described above.

In February 2024, the Compensation Committee considered the recommendations of Messrs. Lehner and Silver, the comparable compensation reported in surveys, the Peer Group information and other factors, including the factors it considered in making base salary rate adjustments, and it set the target bonus percentages of the named executive officers as set forth in the below table for the fiscal year 2024 (except for the CEO’s target, which was recommended to and approved by the Board). The target AIP bonus levels were set to reflect the relative responsibility for our performance and to allocate appropriately the total cash opportunity between base salary and incentive-based compensation.

Named Executive Officer	2024 target bonus percentage

Edward J. Lehner	125%

James J. Claussen	75%

Michael J. Burbach	75%

Mark S. Silver	70%

John E. Orth	65%

For the 2024 AIP, it was determined that a combination of earnings before interest, taxes, depreciation, amortization and other adjustments (“Adj. EBITDA, excl. LIFO”), and “economic value added” (“EVA”) should be used as the performance measures for determining the cash AIP bonus payable to our named executive officers. Adj. EBITDA, excl. LIFO and EVA were chosen as the appropriate performance measures to motivate our key executives, including the named executive officers, to both maximize earnings and increase our enterprise value. These performance measures’ thresholds and targets are set such that they exceed fixed cash commitments.

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Adj. EBITDA, excl. LIFO is calculated as our net income excluding interest and other expense on debt, provision for income taxes, depreciation, amortization, reorganization of expenses and income, net last-in first-out inventory expenses or income, asset impairment expenses, and other charges (as reported in the Company’s annual audited financial statements included in the Company’s Form 10-K and other SEC filings).

EVA is the amount by which Adj. EBITDA, excl. LIFO exceeded a carrying cost of capital applied to certain of our assets (“Cost of Capital”). Cost of Capital is equal to our net operating assets (accounts receivable plus average cost inventory plus property, plant & equipment, plus prepaid expenses and other assets, minus accounts payable, minus salaries & wages payable, and minus other current liabilities) (as reported in the Company’s annual audited financial statements included in the Company’s Form 10-K and other SEC filings) multiplied by the “cost of capital rate” of 15%. In summary, EVA is calculated as Adj. EBITDA, excl. LIFO minus the Cost of Capital.

For our named executive officers, 50% of their bonus opportunity for 2024 was based on Company (“corporate”) Adj. EBITDA, excl. LIFO and the remaining 50% was based on corporate EVA for 2024. The targets for each objective considered the lower fixed cash commitments, such as interest and pension expense, which accrued to the benefit of shareholders by way of dividends and share repurchases.

A reconciliation of these non-GAAP financial measures to the most comparable GAAP measure is included in Appendix A to this proxy statement.

Actual Payouts under the 2024 AIP

The Compensation Committee reviewed the Company's financial performance targets and determined that the Company's corporate performance fell below the threshold payout level for NEOs under the 2024 AIP. This resulted in no payout of bonuses under the 2024 AIP for all named executive officers. In 2024, corporate performance remained sluggish due to a continuation of slow industry demand, declining metal prices and margin compression, and the economic impact of inflationary pressures that continued to persist in 2024.

Information on the 2024 AIP achievement levels of our named executive officers and actual 2024 AIP payouts are shown in the tables below.

Performance Criteria (Corporate)	Threshold (25% payout)	Target (100% payout)	Maximum (200% payout)	2024 Performance	Payout Percentage Performance

2024 EBITDA excl. LIFO

Company Group(1)	140.0	230.0	325.0	114.1	0.0%

2024 EVA

Company Group(1)	(90.0)	—	50.0	(131.7)	0.0%

(1)
Equal weighting is generally given with respect to each of Adj. EBITDA, excl. LIFO and EVA in determining AIP bonuses actually earned.

Named Executive Officer	Base Salary	Target 2024 AIP Bonus (as a percentage of Base Salary)	Target 2024 AIP Bonus (dollar amount)	Actual 2024 AIP Award Paid

Edward J. Lehner	$1,200,000	125%	$1,500,000	$—

James J. Claussen	$472,500	75%	$354,375	$—

Michael J. Burbach	$494,000	75%	$370,500	$—

Mark S. Silver	$456,750	70%	$319,725	$—

John E. Orth	$360,360	65%	$234,234	$—

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2025 AIP

In the beginning of the fiscal year, we establish performance measures for determining the payable AIP bonus. The Compensation Committee and our Board generally view the use of AIP bonuses as an effective means to compensate our named executive officers and other participants for rewarding performance, employee retention, and achieving our annual financial goals. The Compensation Committee believes that where the performance measure thresholds for AIP payout do not yield bonus payout amounts, as they did under the 2024 AIP, the Compensation Committee may take into consideration such facts and circumstances to incentivize employees and encourage retention.

In February 2025, the Compensation Committee approved to AIP eligible participants a prepayment in the total amount of 18.75% of such participant's target bonus opportunity under the Company's 2025 annual incentive plan ("2025 AIP"), which prepayment would be, subject to continued employment, payable in three equal installments of 6.25% following the three first quarters of 2025. This prepaid amount will be deemed earned without regard to whether the performance metrics relating to that portion of the bonus is achieved, provided, however, that such prepayment will be deducted dollar-for-dollar from any 2025 AIP attainment.

Long-Term Incentive Plan (“LTIP”)

The Compensation Committee expects that the Company will grant equity awards to select employees on an annual basis under an LTIP to serve several compensation objectives. First, the Compensation Committee believes that equity awards, in tandem with our executive stock ownership guidelines described below under “Executive Stock Ownership Guidelines” on page 52, encourage ownership of our common stock by our executive officers, which aligns the interests of those officers with those of our stockholders. In addition, the vesting provisions applicable to the awards are structured to help retain executive officers and reward the achievement of long-term business objectives that benefit our stockholders. The Compensation Committee believes that performance metrics applicable to long-term incentive awards are particularly critical to encourage forward planning for our success. The Compensation Committee intends to continue to align the metrics for future long-term incentive compensation programs with the Company’s strategic goals as they evolve.

The equity awards are issued under the Company’s Second Amended and Restated Omnibus Incentive Plan (the “Second Amended and Restated Omnibus Plan”). The Second Amended and Restated Omnibus Plan permits the grant of various types of awards which allows the Compensation Committee to choose awards it believes will provide competitive long-term incentive compensation.

The Compensation Committee expects to approve the design of the LTIP annually for the upcoming year and to make LTIP equity awards to named executive officers. Management, including the President & CEO, the CFO and the head of the Company’s human resources department, currently our Executive Vice President, General Counsel & Chief Human Resources Officer, initially discuss and determine the annual LTIP program elements for recommendation to the Compensation Committee. This includes the type of equity award to be granted as well as the aggregate size of the awards for all selected employees. After considering management’s recommendation and other factors, the Compensation Committee then determines the design of the LTIP for the upcoming year, as well as the types and sizes of awards to the named executive officers.

In determining the type and aggregate size of all awards to be provided in general and to the named executive officers, as well as the performance metrics that may apply, the Compensation Committee may consider factors including the strategic goals of the Company, trends in corporate governance, accounting impact, the Company’s aggregate budget for long-term incentive compensation, cash flow, the impact on the Company’s earnings per share and the number of shares of common stock that would be required to be allocated. The Compensation Committee may also consider some or all of the following: the officer’s original terms of hire, performance against annual performance goals and considerations of fairness and comparability within the Company. The Compensation Committee also reviews and may adjust the target long-term incentive award at the time of promotions or other significant increases in executive responsibilities.

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2024 LTIP – Type of Equity Granted and Performance Metrics

In March 2024, the Company granted LTIP awards in the form of RSUs and PSUs to some of its employees, including its named executive officers, as part of its regular grant cycle. No other form of LTIP award was granted, except for a grant of an additional 6,700 PSUs and 3,300 RSUs to Mr. Burbach in December 2024 in connection with Mr. Burbach's transition to retirement.

The following information is being provided as required by Item 402(x) or Regulation S-K. The Company’s long-standing practice has been to grant equity compensation on a pre-determined schedule at approximately the same time each year, with interim or off-cycle grants being reviewed and approved by the Compensation Committee as circumstances warrant. During fiscal year 2024, the Company did not grant stock options or stock appreciation rights to its employees. The Compensation Committee and the Board did not take material nonpublic information into account when determining the timing and terms of equity awards in 2024, and for fiscal year 2024, we did not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

Each of our named executive officer’s 2024 LTIP award was allocated such that two-thirds of the total number of awards consisted of PSUs and one-third of the total number consisted of RSUs. More PSUs were granted than RSUs in order to place greater emphasis on successful financial performance of the Company. All of the RSU and PSU awards were subject to award agreements and the terms of the Second Amended and Restated Omnibus Plan.

The LTIPs were granted following Ryerson management presenting Peer Group data and other general survey data from CAP regarding long-term incentive awards to the Compensation Committee. This data included information presented by CAP at the December 2023 Compensation Committee meeting regarding award types, mix of awards and award-vesting periods. After consideration of the information presented and the Compensation Committee's recommendations, the Board approved the 2024 LTIP design and the named executive officers’ LTIP awards in February 2024.

Restricted Stock Units (“RSUs”)

An RSU is a right to receive a share of Ryerson common stock (or cash based on the value of a share of stock) on a specified vesting date in the future. The RSUs issued as part of the Company's LTIP program vest on each of the first three anniversaries of the RSU grant date, provided that the recipient remains employed by the Company through the applicable vesting date (unless otherwise determined by the Compensation Committee).

RSUs granted to our named executive officers accrue dividend equivalents in the event the Company declares a cash dividend on its common stock, but the holders of the RSUs have no other rights as stockholders with respect to the RSUs (e.g., no voting rights). Holders of the RSUs may not sell, assign or otherwise transfer the RSUs, and any unvested RSUs are forfeited if the holder’s employment is terminated for any reason.

Performance Units (“PSUs”)

A PSU is a right to receive a share of Ryerson common stock (or cash based on the value of a share of stock) on a specified vesting date in the future, subject to the level of achievement of predetermined organizational performance goals over a specified period of time. The PSUs awarded under the 2024 LTIP will vest, if at all, on the later to occur of (x) the third anniversary of the PSU grant date, and (y) the date the Compensation Committee certifies the Company’s achievement of applicable performance objectives. Vesting of the PSUs is subject to the recipient remaining employed by the Company through the vesting date (unless otherwise determined by the Compensation Committee), and the portion of the PSUs that vest will depend on the level of the Company’s performance over the three-year period from 2024 through 2026 (the “PSU Performance Period”) against certain performance objectives. The actual number of shares of Ryerson common stock (or cash based on the value of such number of shares) received with respect to a PSU award might not equal the targeted number of shares, depending on the Company’s performance. The three-year performance period was chosen to emphasize the importance of achieving longer-term goals in creating value for stockholders.

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PSUs granted to our named executive officers under the 2024 LTIP do not provide the holder with any rights as stockholders with respect to the PSUs (e.g., no voting rights) and do not accrue any dividend equivalent rights. Holders of the PSUs may not sell, assign or otherwise transfer the PSUs, and any unvested PSUs are forfeited if the holder’s employment is terminated for any reason (unless otherwise determined by the Compensation Committee).

PSU Performance Objectives

Payment under the PSUs granted to our named executive officers under the 2024 LTIP is subject to the achievement of the following two PSU performance objectives: (i) a “Cumulative Adjusted EBITDA” performance objective, and (ii) a “Cumulative Managerial Controllable Free Cash Flow” performance objective.

For these purposes, “Cumulative Adjusted EBITDA” means the sum of Adjusted EBITDA and net last-in first-out inventory expense or income (as reported in the Company’s SEC filings for the applicable period) over the entire PSU Performance Period. In addition, for these purposes, “Cumulative Managerial Controllable Free Cash Flow” means the sum of Adjusted EBITDA, net last-in first-out inventory expense or income (as reported in the Company’s SEC filings for the applicable period), plus or minus changes in the Consolidated Statements of Cash Flows for inventory, accounts receivable, accounts payable, capital expenditures and proceeds from asset sales, for the PSU Performance Period (as reported in the Company’s Forms 10-K) combined. A reconciliation of these non-GAAP financial measures to the most comparable GAAP measure is included in Appendix A to this proxy statement.

Determining PSUs Earned and Award Range

The actual number of PSUs granted to our named executive officers under the 2024 LTIP that are earned, if any, will be based on the Company’s achievement of the two performance objectives, Cumulative Adjusted EBITDA and Cumulative Managerial Controllable Free Cash Flow measured in total during the PSU Performance Period against established targets for each objective, each as set forth below. The performance objectives are weighted 50% each such that half of the PSUs granted vest based on achievement of the Cumulative Adjusted EBITDA metric and half based on achievement of the Cumulative Managerial Controllable Free Cash Flow metric. The performance objectives provide that vesting of its respective 50% of the total PSU award is subject to the Company achieving an amount equal to or greater than a specified threshold dollar amount for such performance objective for the Performance Period. If a performance objective is achieved at threshold but not exceeded, half of the PSUs relating to that performance objective will vest. If the target for a performance objective is achieved or exceeded, 100% of the PSUs relating to that performance objective will vest. If an amount in between the threshold and target dollar amount for a performance objective is achieved, the vesting percentage will be interpolated on a straight-line basis. If performance for either objective is below the applicable threshold, none of the corresponding PSUs will be earned. The following are the threshold and target performance objectives for the PSUs for the 2024 LTIP.

Performance Criteria	Threshold (50% Vesting)(1)(2)	Target (100% Vesting)(1)

Cumulative Adjusted EBITDA (50%)	$575.0M	$750.0M

Cumulative Managerial Controllable Free Cash Flow (50%)	$450.0M	$625.0M

(1)
Performance between the threshold and target levels will be interpolated on a straight-line basis.
(2)
None of the corresponding PSUs vest if performance for the applicable target is below threshold.

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The level of difficulty of attaining the Cumulative Adjusted EBITDA and Cumulative Managerial Controllable Free Cash Flow performance objectives is moderate, based on projected results over the performance period. When granted, the company expects that performance results will be in the range between threshold and target levels.

PSU Grant Achievement

The PSUs granted on March 31, 2022 to certain employees, including the named executive officers, were originally awarded with vesting based on the achievement of Cumulative Adjusted EBITDA and Cumulative Managerial Controllable Free Cash Flow in the three-year performance period beginning on January 1, 2022 and ending December 31, 2024.

On February 19, 2025, the Board certified that the Cumulative Adjusted EBITDA and Cumulative Managerial Controllable Free Cash Flow goals for such performance period had been achieved at 100% target level. Accordingly, the PSUs granted on March 31, 2022 will fully vest on March 31, 2025, subject to the recipient remaining employed by the Company through the vesting date, with the exception of Mr. Burbach as described on page 37.

For additional detail on the RSUs and PSUs (both performance-based and service-based) held by our named executive officers, see the “Outstanding Equity Awards at Fiscal Year-End Table” below.

For PSU awards granted under our LTIP in 2023 and 2024, participants are eligible to earn PSUs based on meeting performance objectives tied to a target level of Managerial Controllable Free Cash Flow and cumulative Adjusted EBITDA, excluding LIFO, with equal weighting given to each metric. The 2023 PSU grant is currently projected to achieve a 0% payout level for cumulative Adj. EBITDA excl. LIFO and a 99% payout level for Managerial Controllable Free Cash Flow. The 2024 PSU grant is projected to achieve a 61% payout level for cumulative Adj. EBITDA excl. LIFO and an 87% payout level for Managerial Controllable Free Cash Flow. Threshold attainment over the past two years has been challenging despite solid company performance under difficult circumstances and strong free cash flow generation. This is due to the impact of unexpected sluggish industry demand over a longer than usual period, coupled with an unprecedented two years of declining metals prices and margin compression.

Nonqualified Stock Options (“NSOs”)

In addition to RSUs and awards granted during the Company’s regular grant cycle, the Company may also grant NSOs.

NSOs granted to our named executive officers under the LTIP do not provide the holder with any rights a stockholder with respect to the NSOs (e.g., no voting rights) and do not accrue any dividend equivalent rights. Holders of the NSOs may not sell, assign or otherwise transfer the NSOs, and any unvested NSOs are forfeited if the holder’s employment is terminated for any reason (unless otherwise determined by the Compensation Committee). NSOs that are not exercised within the exercise period are also forfeited.

NSOs Performance Objectives

In February 2021 the Compensation Committee recommended to the Board, and the Board approved, a special LTIP grant of NSOs (the "2021 NSOs") in the form of performance-vesting stock options to the Company’s key employees, including each of its named executive officers, who received 7,500 such options (other than our CEO, Mr. Lehner, who received 12,500).

The first, second and third tranche of the 2021 NSO grants, representing a total of 60% of the overall grant, have already vested, and the fourth tranche, representing 40% of the overall grant, will vest on March 31, 2025 as the average closing price of the Ryerson stock exceeded the target price during a consecutive forty-five day window during the corresponding vesting-year as set forth in the schedule below. The vesting of the NSOs is subject to the holder’s continued employment with the Company through the applicable vesting date.

The 2021 NSOs give our employees the right, following vesting and within a designated timeframe, to exercise the vested NSOs into Company common stock at a preset exercise price per share. The exercise price for the 2021 NSOs is $16.50,

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Executive Compensation

which exercise price was set based on the Company’s average share closing price over the five business days preceding the grant date of March 31, 2021.

Year(1)	Target Price		Annual Vesting(1)	Vesting Year

1	$18.15	(2)	10%	April 1, 2021 – March 31, 2022

2	$19.96	(3)	20%	April 1, 2022 – March 31, 2023

3	$21.96	(4)	30%	April 1, 2023 – March 31, 2024

4	$24.15	(5)	40%	April 1, 2024 – March 31, 2025

5	$26.57		-	April 1, 2025 – March 31, 2026

(1)
Because the options will become fully vested on March 31, 2025, the opportunity to satisfy the target price of $26.57 during the period of April 1, 2025 through March 31, 2026 in Year 5 is no longer necessary.
(2)
Year 1 achievement occurred from July 1, 2021 – September 2, 2021, when the average forty-five day closing price reached $18.27.
(3)
Year 2 achievement occurred from April 1, 2022 – June 6, 2022, when the average forty-five day closing price was $33.42.
(4)
Year 3 achievement occurred from April 3, 2023 – June 6, 2023, when the average forty-five day closing price was $35.73.
(5)
Year 4 achievement occurred from April 1, 2024 - June 3, 2024, when the average forty-five day closing price was $24.15.

Named Executive Officer 2024 LTIP Awards

In February 2024, after review of management’s recommendations regarding the type and size of 2024 LTIP awards to the named executive officers, the Board awarded the named executive officers the following 2024 LTIP awards, which were granted in March 2024:

Named Executive Officer	PSUs (units)	RSUs (units)(1)

Edward J. Lehner	73,700	36,300

James J. Claussen	23,450	11,550

Michael J. Burbach(2)	23,450	11,550

Mark S. Silver	16,750	8,250

John E. Orth	11,725	5,775

(1)
One-third of such RSUs will vest on each of the first three anniversaries of the RSU grant date.
(2)
In December 2024, the Board approved a grant of an additional 6,700 PSUs and 3,300 RSUs to Mr. Burbach.

The Board approved the 2024 LTIP awards to the named executive officers after considering Peer Group data, comparable compensation data obtained from surveys, the officers’ positions, and shares available for allocation under the Second Amended and Restated Omnibus Plan.

Additional information regarding the 2024 LTIP equity awards granted to our named executive officers, including the threshold and target award amounts for the PSUs, is included in the table below under “Grants of Plan-Based Awards,” on page 54.

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Executive Compensation

Retirement Benefits

Qualified Savings Plans

Our tax-qualified employee savings and retirement plan (the “401(k) Plan”) covers certain full- and part-time non-union employees, including our named executive officers. Under the 401(k) Plan, employees may elect to reduce their current compensation up to the statutorily prescribed annual limits and have the amount of such reduction contributed to the 401(k) Plan. Our Board believes that the 401(k) Plan provides an important and highly valued means for employees to save for retirement.

All of our named executive officers participated in the 401(k) Plan on the same basis as our other employees in 2024. Under this plan, we matched 100% of the first 4% of each employee’s contributed base salary and 50% of the contributions from 4% to 6% of the employee’s contributed base salary.

Nonqualified Savings Plan

We also maintain a nonqualified savings plan, which is an unfunded, nonqualified plan that allows a select group of management and highly compensated employees who make the maximum annual contributions allowed by applicable law to the 401(k) Plan to make additional deferrals in excess of the statutory limits. Under this plan, participants may contribute from 1% to 10% of their base salary. Just as we do for the 401(k) Plan, under this plan we match 100% of the first 4% of each participant’s contributed base salary, and 50% of the contributions from 4% to 6% of the participant’s contributed base salary. Our named executive officers will be entitled to the vested balance of their respective accounts when they retire or otherwise terminate employment. Participants are generally permitted to choose whether the benefits paid following their retirement will be paid in a lump sum or installments, with all amounts to be paid by the end of the calendar year in which the employee reaches age 75. For participants terminating employment for reasons other than retirement, the account balance is payable in a lump sum by no later than 60 days after the one-year anniversary of the termination of employment. None of our named executive officers made contributions to the nonqualified savings plan during 2024. Our nonqualified savings plan allows deferred amounts to be notionally invested in the Managed Income Portfolio Fund II (or any successor fund) that is available to the participants in our 401(k) Plan.

Our Board believes that our nonqualified savings plan provides an enhanced opportunity for our eligible employees, including our named executive officers, to plan for and meet their retirement savings needs. In 2024, none of our named executive officers contributed to the nonqualified savings plan and we did not make any contributions to it on behalf of any of them. As of December 31, 2024, Mr. Burbach had an aggregate account balance under the nonqualified savings plan, equal to $12,656.

Qualified Pension Plan

The Company currently sponsors the Ryerson Pension Plan, a qualified defined benefit pension plan. Of our named executive officers, only Mr. Burbach was eligible to participate in the Ryerson Pension Plan. Mr. Burbach was eligible to participate in the Ryerson Pension Plan under the Ryerson Pension Plan Supplement for Former Participants in the Integris Metals, Inc. Pension Plan, which was frozen as of December 31, 2005, and under which full pension benefits are payable to eligible employees who, as of the date of separation from employment, are at least age 62 with 10 years of vesting service. Reduced benefits are payable to eligible employees who, as of the date of separation from employment, are at least age 55 but less than age 62 with 10 years of vesting service. Accrued benefits are reduced by 7% for each year benefits commencement precedes age 62. Under this supplement, in general, benefits for eligible employees are based on two factors: (i) years of benefit service prior to the December 31, 2005 freeze date of this supplement, and (ii) the average annual earnings in the highest five consecutive paid calendar years during the ten-year period prior to December 31, 2005.

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Executive Compensation

Supplemental Pension Plan

We also sponsor the Integris Metals, Inc. Excess Retirement Benefit Plan, a nonqualified supplemental pension plan. This plan was frozen as of December 31, 2005. The Code imposes annual limits on contributions to and benefits payable from our qualified pension plan. The Integris Metals, Inc. Excess Retirement Benefit Plan provides benefits to highly compensated employees (including our named executive officers) in excess of the limits imposed by the Code. Mr. Burbach is eligible for the Integris Excess Benefit Retirement Plan. Under this plan, payments are made on a monthly basis following retirement, along with the qualified plan monthly payments. The amount of benefit payable is an amount equal to the excess of the amount of pension plan benefit to which he would be entitled if such benefit were computed without giving any effect to the limitations imposed from time to time by Sections 401(a)(17) and 415 of the Code, less the amount of the qualified pension plan benefit to which he is entitled. Participants are fully vested in this supplemental plan after the earlier of attaining (i) age 65, or (ii) five years of vesting service, as defined in the qualified pension plan. If a participant’s termination occurs for reasons of cause, the participant’s or beneficiary’s supplemental benefit from this plan is permanently forfeited.

Mr. Burbach’s combined frozen pension benefit from these pension plans is approximately $74,949 annually upon his retirement upon reaching retirement age under the plans, which is 62 years. These plans are described in further detail below under “Pension Benefits,” on page 60.

Perquisites and Other Benefits

All of our named executive officers were eligible for coverage under our health insurance programs, as well as group life insurance, short-term disability and long-term disability benefits, on the same terms as our other employees.

Employment Agreements

Our Compensation Committee believes that employment agreements with our named executive officers are valuable tools to both enhance our efforts to retain these executives and protect our competitive and confidential information. We are party to agreements with each of our named executive officers that govern their employment with the Company. The Employment Agreements with our named executive officers are described in more detail under “Narrative Relating to Summary Compensation Table and Grants of Plan-Based Awards - Employment Agreements,” below on page 55. The estimates of the value of the benefits potentially payable under these agreements (if any) upon certain terminations of employment or change of control are included under “Potential Payments Upon Termination or Change in Control,” below on page 61.

Compensation Risk Management

The Company’s management conducts a risk-assessment annually related to the Company’s compensation programs and presents to the Compensation Committee its assessment of the related risks. The Company’s assessment in 2024 included a review and assessment of risks related to Company’s AIP and LTIP discussed in this proxy statement, including an analysis of the mix of fixed and at-risk compensation based on each position’s level of accountability and its impact on financial results, as well as sales incentive plans applicable to the Company’s sales employees. We have reviewed our compensation policies and practices and have determined that those policies and practices are not reasonably likely to have a material adverse effect on the Company.

Tax Considerations and Deductibility of Compensation

In general, Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) generally denies a publicly held corporation a deduction for federal income purposes for compensation in excess of $1 million per year paid to certain “covered employees.” The Compensation Committee may, from time to time, design programs that are intended to further

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Executive Compensation

our success, including by enabling us to continue to attract, retain, reward and motivate highly qualified executives that may not be deductible as a result of the limitations on deductibility under Section 162(m) of the Code.

Executive Stock Ownership Guidelines

In December 2023, our Board updated our stock ownership guidelines for our executive officers, including our named executive officers. The guidelines are intended to increase the stake these officers hold in the Company and to more closely align their long-term financial interests with those of our stockholders and to help mitigate potential risk-taking behaviors (such as focusing on short-term gains at the expense of long-term value). The guidelines provide that officers meet the following stock ownership requirements:

•
The President & CEO should acquire and maintain stock ownership equal in value to at least five times his/her base salary;
•
The CFO and COO should acquire and maintain stock ownership equal in value to at least three times his/her base salary; and
•
Our other section 16 executive officers should acquire and maintain stock ownership equal in value to at least two times his/her base salary.

Our current executive officers have five years to achieve the above ownership requirements from the date the ownership guidelines were adopted. Newly hired and promoted executive officers will have five years from the date they are appointed to achieve their ownership requirements. Shares of common stock, unvested RSUs and restricted stock, vested RSUs, and earned PSUs are included in the calculation of stock ownership levels. All our executives were in compliance with the guidelines at the end of December 31, 2024.

Prohibition on Speculative Stock Transactions

The Company considers it improper and inappropriate for our employees, officers and directors to engage in speculative transactions in Ryerson securities. We have an insider trading policy that governs the purchase, sale and other dispositions of our securities by our directors, officers, and employees, and by the Company itself, that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations and NYSE listing standards. It is against the Company’s policy for our employees, officers and directors to engage in hedging with respect to the Company’s securities, including by trading in put or call options, or other derivatives or similar instruments that are designed to or that may reasonably be expected to have the effect of hedging or offsetting a decrease in the market value of any of the Company’s securities, or by selling the Company’s securities “short.”

Clawback Policy

We maintain a clawback policy as required by the final Dodd-Frank Rules and NYSE exchange listing standards. In accordance with the applicable rules, in connection with an accounting restatement our policy requires recoupment of certain erroneously awarded incentive compensation paid to our executive officers if the amounts paid were based on a financial reporting measure and the executive officer received more incentive compensation during the three completed fiscal years preceding the date of the accounting restatement than they would have received had such compensation been determined based on the restated amounts, without regard to any fault or misconduct.

Recommendation

As set forth in the “Compensation Committee Report” above on page 33, the committee has reviewed this Compensation Discussion and Analysis and recommended its inclusion in this proxy statement.

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Compensation Tables

Compensation Tables

The following table presents compensation information for Mr. Lehner, President & CEO; Mr. Claussen, EVP and CFO; and Messrs. Burbach, Orth and Silver, our three next most highly compensated executive officers serving on December 31, 2024.

Summary Compensation Table

For the three Fiscal Years Ended December 31, 2024, 2023 and 2022

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)

Edward J. Lehner	2024	1,200,000	—	3,685,000	—	—	—	78,050	4,963,050

President & CEO	2023	1,150,000	—	4,001,800	—	1,250,480	—	73,968	6,476,248

	2022	1,037,500	1,200,000	3,852,200	—	2,750,000	—	58,412	8,898,112

James J. Claussen	2024	472,500	—	1,172,500	—	—	—	36,963	1,681,963

EVP & CFO	2023	461,250	—	1,273,300	—	295,426	—	50,897	2,080,873

	2022	437,500	—	1,225,700	—	675,000	—	52,922	2,391,122

Michael J. Burbach	2024	494,000	—	2,580,062	—	—	—	38,686	3,112,748

Former COO	2023	484,500	—	1,273,300	—	308,869	3,512	38,600	2,108,781

	2022	462,500	—	1,225,700	—	712,500	—	32,054	2,432,754

Mark S. Silver	2024	456,750	—	837,500	—	-	—	31,429	1,325,679

EVP, General Counsel &	2023	445,875	—	909,500	—	266,540	—	29,573	1,651,488

Chief Human Resources Officer	2022	423,800	—	787,950	—	609,000	—	24,986	1,845,736

John E. Orth	2024	360,360	—	586,250	—	—	—	27,759	974,369

EVP, Operations	2023	353,430	—	636,650	—	195,270	—	25,712	1,211,062

	2022	330,750	—	525,300	—	450,450	—	22,564	1,329,064

(1)
Base salary increases, if any, were implemented during the year; therefore, amounts shown in this column may not exactly match the base salaries disclosed as 2024 base salaries in the CD&A. For additional information on base salaries, please see “Compensation Discussion and Analysis - 2024 Base Salaries” above on page 41.
(2)
The amount in this column reflects a discretionary, one-time bonus awarded to Mr. Lehner, which is subject to forfeiture in the event his employment with the Company terminates due to a voluntary resignation or an involuntary resignation for “cause” prior to December 31, 2025 but otherwise was fully earned upon grant in 2022. For additional information regarding Mr. Lehner’s bonus see “- Compensation Discussion and Analysis – AIP and Discretionary Bonuses”, above on page 42.
(3)
The amounts in this column reflect the aggregate grant date fair values of the RSUs and the PSUs awarded to the named executive officers on March 31, 2024, and the one-time grant of RSUs and PSUs made to Mr. Burbach pursuant to the terms of his Retirement, Transition and Release Agreement on December 19, 2024, in each case, under the 2024 LTIP, as further described above under “Long-Term Incentive Plan (“LTIP”),” on page 45, and below under “Grants of Plan-Based Awards,” on page 54. The grant date fair value of these awards was computed in accordance with FASB ASC Topic 718 and the per-unit grant date fair value of each award was determined to be the closing price per share of our common stock on the day of grant. This determination with respect to the PSUs assumes that the PSUs will be earned at target performance levels, which is also the highest level of performance for such awards, and is consistent with the estimate of aggregate compensation cost to be recognized over the performance period determined as of the grant date. For additional information, including a discussion of the assumptions used to calculate these values, please see Note 11 of the Consolidated Financial Statements contained in our Fiscal Year 2024 Annual Report on Form 10-K. The amount for Mr. Burbach reflects the sum of (i) the original grant fair value of the following stock and option awards: (a) 2024 March RSU Award - $276,375, (b) 2024 March PSU Award - $561,125, (c) 2024 December RSU Award - $65,307, and (d) 2024 December PSU Award $132,593, which in the aggregate equals $1,035,400 plus (ii) the incremental fair value of the following modified stock awards as of December 31, 2024: (a) 2022 RSU Award - $71,264, (b) 2022 PSU Award – $434,060, (c) 2023 RSU Award – $142,527, (d) 2023 PSU Award - $434,060, (e) 2024 March RSU Award - $152,708, and (f) 2024 March PSU Award - $310,043, which equals $1,178,162. Pursuant to the Retirement, Transition and Release Agreement entered into with Mr. Burbach on October 29, 2024, which is described in more detail below, Mr. Burbach’s outstanding stock awards were modified to remove the continued employment condition to vest and the exercisability of his stock options was extended through the expiration date, and as a result, the table above includes the incremental fair value of his modified awards as of his December 31, 2024 retirement date, determined in accordance with FASB ASC 718.
(4)
The amounts reported as earned in this column represent the amounts earned by each named executive officer under our 2024 AIP. For additional information regarding our 2024 AIP see “- Compensation Discussion and Analysis – Annual Bonus – 2024 Annual Incentive Plan”, above on page 42.

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Compensation Tables

(5)
For 2024, there was a decrease in the actuarial present value of Mr. Burbach accumulated benefits under our pension plans. Due to a increase in the discount rate used in the actuarial present value calculation over the prior fiscal year-end measurement date, the value of Mr. Burbach’s accumulated benefits decreased by $44,076. For additional information, see “- Compensation Discussion and Analysis – Retirement Benefits – Qualified Pension Plan and Nonqualified Pension Plan,” above on page 50. For 2024, our named executive officers did not earn any above-market or preferential earnings on any deferred compensation. For additional information regarding our nonqualified savings plan, see “Nonqualified Savings Benefits” below on page 61.
(6)
The amounts reported as earned in this column represent the following for 2024 for:
•
Mr. Lehner. $17,252 of matching contributions under our 401(k) Plan, $4,902 for life insurance premiums for coverage in excess of $50,000, $55,796 for dividend equivalents in respect of unvested RSUs delivered in connection with dividends declared in 2024, and $100 for an annual physical.
•
Mr. Claussen. $17,256 of matching contributions under our 401(k) Plan, $1,819 for life insurance premiums for coverage in excess of $50,000, $17,788 for dividend equivalents in respect of unvested RSUs delivered in connection with dividends declared in 2024, and $100 for an annual physical.
•
Mr. Burbach. $17,250 of matching contributions under our 401(k) Plan, $5,473 for life insurance premiums for coverage in excess of $50,000, $15,913 for dividend equivalents in respect of unvested RSUs delivered in connection with dividends declared in 2024, and $50 for an annual physical.
•
Mr. Silver. $17,243 of matching contributions under our 401(k) Plan, $1,755 for life insurance premiums for coverage in excess of $50,000, $12,281 for dividend equivalents in respect of unvested RSUs delivered in connection with dividends declared in 2024, and $50 for an annual physical.
•
Mr. Orth. $16,557 of matching contributions under our 401(k) Plan, $2,533 for life insurance premiums for coverage in excess of $50,000, $8,569 for dividend equivalents in respect of unvested RSUs delivered in connection with dividends declared in 2024, and $100 for an annual physical.

Grants of Plan-Based Awards

The table below presents the potential payouts under the RSUs and PSUs awarded February 2024 and the one-time grant of RSUs and PSUs made to Mr. Burbach pursuant to his Retirement, Transition and Release Agreement on December 19, 2024, and the 2024 AIP for the Fiscal Year Ended December 31, 2024.

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of	Grant Date Fair Value of Stock and
Name (a)	Plan (b)	Grant Date (c)	Date of Approval Action(1) (d)	Threshold ($)(2) (e)	Target ($)(2) (f)	Maximum ($)(2) (g)	Threshold (#)(3) (h)	Target (#)(3) (i)	Maximum (#)(4) (j)	Stock or Units (#)(5) (k)	Option Awards ($)(6) (n)

Edward J. Lehner	2024 AIP(2)			375,000	1,500,000	3,000,000	—	—	—	—	—

	2024 LTIP RSU(1)(4)	3/31/24	2/14/24	—	—	—	—	—	—	36,300	1,216,050

	2024 LTIP PSU(1)(3)	3/31/24	2/14/24	—	—	—	36,850	73,700	—	—	2,468,950

James J. Claussen	2024 AIP(2)			88,594	354,375	708,750	—	—	—	—	—

	2024 LTIP RSU(1)(4)	3/31/24	2/14/24	—	—	—	—	—	—	11,550	386,925

	2024 LTIP PSU(1)(3)	3/31/24	2/14/24	—	—	—	11,725	23,450	—	—	785,575

Michael J. Burbach	2024 AIP(2)			92,625	370,500	741,000	—	—	—	—	—

	2024 LTIP RSU(1)(4)	3/31/24	2/14/24	—	—	—	—	—	—	8,250	642,874

	2024 LTIP RSU(1)(4)	12/19/24	12/19/24	—	—	—	—	—	—	3,300	65,307

	2024 LTIP PSU(1)(3)	3/31/24	2/14/24	—	—	—	8,375	16,750	—	—	1,739,288

	2024 LTIP PSU(1)(3)	12/19/24	12/19/24	—	—	—	3,350	6,700	—	—	132,593

Mark S. Silver	2024 AIP(2)			79,931	319,725	639,450	—	—	—	—	—

	2024 LTIP RSU(1)(4)	3/31/24	2/14/24	—	—	—	—	—	—	8,250	276,375

	2024 LTIP PSU(1)(3)	3/31/24	2/14/24	—	—	—	8,375	16,750	—	—	561,125

John E. Orth	2024 AIP(2)			58,559	234,234	468,468	—	—	—	—	—

	2024 LTIP RSU(1)(4)	3/31/24	2/14/24	—	—	—	—	—	—	5,775	193,463

	2024 LTIP PSU(1)(3)	3/31/24	2/14/24	—	—	—	5,862	11,725	—	—	392,788

(1)
With respect to the 2024 LTIP Awards, on February 14, 2024, the Board approved the number of RSUs and PSUs to be granted to each named executive officer and the grants were made on March 31, 2024. For more information regarding the 2024 LTIP awards, see the discussion under “Long-Term Incentive Plan (“LTIP”),” above on page 45. With respect to the 2024 AIP awards, on February 15, 2024, the Compensation Committee approved the AIP, and affirmed the performance measures on which the cash AIP bonus payments were based. For more information regarding the 2024 AIP awards and the determination of the AIP target bonus percentages, see the discussion under “2024 Annual Incentive Plan,” above on page 43. The Board also approved a grant of an additional 6,700 PSUs and 3,300 RSUs, which was made on December 19, 2024, to Mr. Burbach in accordance with the terms of his Retirement, Transition and Release Agreement.

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Compensation Tables

(2)
The 2024 AIP awards consist of annual incentive bonus opportunities for each of the named executive officers awarded under the 2024 AIP. The threshold, target and maximum amounts shown are equal to 25%, 100% and 200%, respectively, of the named executive officers’ bonus target percentage. See the description of the 2024 AIP under “2024 Annual Incentive Plan,” above on page 43. The award amounts paid are calculated based on the named executive officers’ annualized salaries in effect on November 30, 2024. For more information regarding the named executive officers’ 2024 Base Salaries, see the discussion under “Executive Compensation – 2024 Base Salaries” above on page 42. Actual 2024 AIP award payments are listed under “Actual Payouts under the 2024 AIP,” above on page 44.
(3)
Reflects the range of the LTIP awards in the form of performance-based PSUs (which are earned based upon performance against pre-established metrics over a three-year performance period) granted to the named executive officers under the 2024 LTIP on March 31, 2024, and a one-time grant of 6,700 performance-based PSUs made to Mr. Burbach on the same terms on December 19, 2024, as described in footnote 1 of this table, in accordance with the Second Amended and Restated Omnibus Plan as discussed under “Long-Term Incentive Plan (“LTIP”),” beginning on page 43. These awards are also reported on the “Outstanding Equity Awards at Fiscal Year-End” table on page 58 and the aggregate grant date fair value is included in the Stock column of the “Summary Compensation Table,” on page 53.
(4)
The maximum number of shares that may be earned with respect to the PSUs is equal to the number of shares earned at target level performance.
(5)
Reflects the LTIP awards in the form of time-based RSUs (which vest ratably over three years, beginning on March 31, 2024, and annually thereafter) granted to the named executive officers under the 2024 LTIP on March 31, 2024, and the one-time grant of 3,300 time-based RSUs made to Mr. Burbach on December 19, 2024, which is not subject to any service based vesting and will be settled ratably over three years, beginning on December 19, 2024, and annually thereafter, in each case in accordance with the Second Amended and Restated Omnibus Plan as discussed under “Long-Term Incentive Plan (“LTIP”),” beginning on page 45. These awards are also reported on the “Outstanding Equity Awards at Fiscal Year-End” table on page 58 and the aggregate grant date fair value is included in the Stock column of the “Summary Compensation Table,” on page 53.
(6)
The grant date fair value of the RSU and PSU awards was computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures and as further described above in footnote (3) to the Summary Compensation Table on page 53. This determination with respect to the PSUs is calculated based on probable performance (or target performance) achievement, which is also the highest level of achievement. The amount for Mr. Burbach reflects the sum of (i) the original grant fair value of the following stock and option awards: (a) 2024 March RSU Award - $276,375, (b) 2024 March PSU Award - $561,125, (c) 2024 December RSU Award - $65,307, and (d) 2024 December PSU Award $132,593, which in the aggregate equals $1,035,400 plus (ii) the incremental fair value of the following modified stock awards as of December 31, 2024: (a) 2022 RSU Award - $71,264, (b) 2022 PSU Award – $434,060, (c) 2023 RSU Award – $142,527, (d) 2023 PSU Award - $434,060, (e) 2024 March RSU Award - $152,708, and (f) 2024 March PSU Award - $310,043, which equals $1,178,162. Pursuant to the Retirement, Transition and Release Agreement entered into with Mr. Burbach on October 29, 2024, which is described in more detail below, Mr. Burbach’s outstanding stock awards were modified to remove the continued employment condition to vest and the exercisability of his stock options was extended through the expiration date, and as a result, the table above includes the incremental fair value of his modified awards as of his December 31, 2024 retirement date, determined in accordance with FASB ASC 718.

Narrative Relating to Summary Compensation Table and Grants of Plan-Based Awards

In 2024, each of our named executive officers was a participant in the 2024 LTIP and the 2024 AIP. For additional information on the 2024 LTIP, please see “Long-Term Incentive Plan (“LTIP”),” above on page 45, for additional information on the 2024 AIP, please see “2024 Annual Incentive Plan,” above on page 43. In addition, as noted below, the Company made a one-time grant of PSUs and RSUs to Mr. Burbach in connection with his retirement.

Employment Agreements

Mr. Lehner

Mr. Lehner’s Employment Agreement and Non-Competition Agreement

The Company and Mr. Lehner entered into an employment agreement for Mr. Lehner pursuant to which he serves as our President & CEO. Mr. Lehner’s Employment Agreement provides for at-will employment, payment of a base salary, a target annual bonus opportunity equal to a certain percentage of Mr. Lehner’s base salary based on the achievement of targets established pursuant to the AIP, and four weeks of paid vacation. It provided for an initial long-term incentive award grant of performance share units and time-vesting restricted stock units. The Board subsequently has increased Mr. Lehner’s annual base salary, increased the target annual bonus opportunity, and awarded additional grants of performance share units and time-vesting restricted stock units.

In connection with the execution of Mr. Lehner’s Employment Agreement, Mr. Lehner and the Company also entered into a confidentiality, non-competition and non-solicitation agreement (“Non-Competition Agreement”) effective on the date of his appointment as our President & CEO. Its confidentiality provisions require Mr. Lehner to keep confidential and not disclose confidential information relating to the Company, its subsidiaries and affiliates, its customers and/or vendors and suppliers. Under the agreement’s non-competition and non-solicitation provisions, during Mr. Lehner’s employment and for a period of 18 months after the termination of his employment for any reason, Mr. Lehner may not (a) own, operate, manage, control, participate, consult with, advise or have any financial interest in any a person or entity engaged in the metal service center processing and/or distribution business, (b) engage in the start-up of a business in competition with the Company’s business, (c) call upon, solicit business from or sell any products sold or

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Compensation Tables

distributed by the Company to any customer or prospective customer of the Company with whom employees of the Company had contact during Mr. Lehner’s employment with the Company, (d) encourage any employees of the Company to seek or accept an employment or business relationship with a person or entity other than the Company, or in any way interfere with the relationship of the Company and any of its employees, or (e) encourage any supplier, distributor, franchisee, licensee or other business relation of the Company to cease or curtail doing business with the Company, or in any way interfere with the relationship between any such customer, supplier, distributor, franchisee, licensee or business relation and the Company.

The Non-Competition Agreement also contains provisions regarding Mr. Lehner’s rights and payments owed to him upon his termination. In the event that Mr. Lehner’s employment is terminated by the Company without “cause” or by him for “good reason” (each as defined in the Non-Competition Agreement), he will, subject to his execution of a release in favor of the Company and certain other conditions, be entitled to an amount equal to eighteen months of his then current base salary and subsidized COBRA continuation of his medical and dental benefits coverage.

Mr. Claussen

We amended and restated Mr. Claussen’s employment agreement upon his appointment as EVP & CFO of the Company in January 2021.

Mr. Claussen's employment agreement provides that the Company and Mr. Claussen may each terminate the agreement for any or no reason on 30 days’ prior notice. In the event that Mr. Claussen's employment is terminated by us without “cause” or by the executive for “good reason” (each as defined in the applicable employment agreement), Mr. Claussen will be entitled to continue to receive his base salary, payable in installments in accordance with normal payroll practices and continued medical and dental benefits at active employee rates for the period commencing on the executive’s termination date and ending on the earlier of (i) the twelfth month after the termination date, (ii) the date he violates or initiates any legal challenge to certain provisions of the agreement including confidentiality, non-compete and non-solicitation obligations imposed by the employment agreement, or (iii) the date of Mr. Claussen's death or the date he is determined to be eligible for benefits under our long-term disability plan. Additionally, Mr. Claussen would also receive a payment equal to the average of the Annual Incentive Plan awards paid to him in the three years immediately preceding his termination date, payable in the first quarter of the year following the year of his termination. Further, Mr. Claussen may be eligible for a pro-rated portion of the Annual Incentive Plan award for the year of his termination, based on the number of months during that year that elapsed prior to his termination date, and depending on the Company’s attainment of the applicable performance measures for that year, which pro-rated amount would be payable in the first quarter of the year following the year of Mr. Claussen's termination.

Mr. Claussen's employment agreement contains confidentiality, non-compete and non-solicitation provisions. The confidentiality provisions require him to keep confidential and not disclose confidential information relating to the Company, its subsidiaries and affiliates, its customers and/or vendors and suppliers. Under the non-solicitation and non-competition provisions, beginning on the date of the employment agreement and ending twelve months after his employment termination date, Mr. Claussen may not (a) own, operate, manage, control, participate, consult with, advise or have any financial interest in (including as a stockholder, agent, director, officer, employee or consultant or contractor) any competitor (as defined below), or in any manner engage in the start-up of a business in competition with the Company’s business (subject to an exception permitting his ownership of one percent or less of the outstanding stock of certain publicly-listed corporations), (b) call upon, solicit business from or sell any products sold or distributed by the Company to any customer or prospective customer of the Company with whom employees of the Company had contact during his employment with the Company, (c) encourage any employees of the Company to seek or accept an employment or business relationship with a person or entity other than the Company, or in any way interfere with the relationship of the Company and any of its employees, or (d) encourage any supplier, distributor, franchisee, licensee, or other business relation of the Company to cease or curtail doing business with the Company, or in any way interfere with the relationship between any such customer, supplier, distributor, franchisee, licensee or business relation and the Company. A “competitor” under Mr. Claussen’s employment agreement refers to a person or entity, including metals-related Internet marketplaces, engaged in the metal service center processing and/or distribution business.

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Compensation Tables

Mr. Silver

In January 2013, we entered into an employment agreement with Mr. Silver in connection with his initial employment as Vice President and Managing Counsel. The agreement has remained in effect since that time, although provisions regarding position title, and duties and compensation provisions such as annual base salary and other compensation items have been modified. The agreement provides that either Mr. Silver or the Company may terminate his employment at any time, with or without cause. In the event his employment is terminated by the Company without cause, Mr. Silver will be entitled to (i) 12 months of medical and dental benefits continuation subsidized at the active employee rate, and (ii) continue to receive his base salary for fifty-two weeks, payable in installments in accordance with normal payroll practices, provided that he executes a mutual release acceptable to both the Company and Mr. Silver through which he will release the Company and its affiliates from any and all claims and the Company and its affiliates will release him from any and all claims, and a non-compete agreement which shall limit him from competing with the Company during the fifty-two week severance period, to the extent allowed by applicable law.

Mr. Orth

In December 2017, we entered into an employment agreement with Mr. Orth in connection with his initial employment as Senior Vice President - Operations. The agreement has remained in effect since that time, although provisions regarding position title, and duties and compensation provisions such as annual base salary and other compensation items have been modified. The agreement provides that either Mr. Orth or the Company may terminate his employment at any time, with or without “cause” (as defined in the employment agreement). In the event his employment is terminated by the Company without cause, Mr. Orth will be entitled to continue to receive his base salary, payable in installments in accordance with normal payroll practices, for the period commencing on the executive’s termination date and ending on the earlier of (i) 52 weeks after the termination date and (ii) the date Mr. Orth secures employment, either as an employee or an independent contractor, with Platinum Equity LLC or one of its affiliates, provided that he executes a mutual release acceptable to both the Company and Mr. Orth through which he will release the Company and its affiliates from any and all claims and the Company and its affiliates will release him from any and all claims, and a non-compete agreement which shall limit him from competing with the Company during the 52 week severance period, to the extent allowed by applicable law.

Mr. BURBACH

On July 30, 2024, Mr. Burbach notified the Company of his intention to retire from his position as the COO, effective December 31, 2024. On October 29, 2024, Mr. Burbach entered into a retirement and transition agreement with the Company, pursuant to which the Company (i) subject to board approval, granted him a one-time special grant of 10,000 restricted stock units and performance units pursuant to the Company's Second Amended and Restated Omnibus Incentive Plan on the same time and performance vesting terms and conditions as the equity awards made in March 2024, (ii) at the time of his retirement, waived the continued service requirement for any outstanding stock based awards and extended the exercisability of his outstanding options until the expiration date, and (iii) provided 26 weeks' of COBRA coverage reimbursement. Following his retirement, Mr. Burbach continues to remain bound to the restrictive covenants set forth in his employment agreement, which are the same as those summarized above for Mr. Claussen.

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Compensation Tables

Outstanding Equity Awards at Fiscal Year-End

The table below shows the outstanding equity awards for each named executive officer on December 31, 2024.

			Option Awards					Stock Awards
Name (a)	Plan (b)	Grant Date (c)	Number of Securities Underlying Unexercised Options (#) Exercisable (d)	Number of Securities Underlying Unexercised Options (#) Unexercisable (e)	Equity incentive plan awards: number of securities underlying unexercised unearned options (#) (f)	Option Exercise Price ($)(1) (g)	Option Expiration Date (h)	Number of Shares or Units of Stock That Have Not Vested (#) (i)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2) (j)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (k)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2) (l)

Edward J. Lehner	2022 RSU Award(3)	3/31/2022						12,100	223,971	—	—

	2022 PSU Award(4)(5)	3/31/2022						73,700	1,364,187	—	—

	2023 RSU Award(3)	3/31/2023						24,200	447,942	—	—

	2023 PSU Award(4)(6)	3/31/2023						—	—	73,700	1,364,187

	2024 RSU Award(3)	3/31/2024						36,300	671,913	—	—

	2024 PSU Award(4)(7)	3/31/2024						—	—	73,700	1,364,187

	2021 NSO Award(8)	3/31/2021	3,750	5,000	—	16.50	3/31/2031	—	—	—	—

James J. Claussen	2022 RSU Award(3)	3/31/2022						3,850	71,264	—	—

	2022 PSU Award(4)(5)	3/31/2022						23,450	434,060	—	—

	2023 RSU Award(3)	3/31/2023						7,700	142,527	—	—

	2023 PSU Award(4)(6)	3/31/2023						—	—	23,450	434,060

	2024 RSU Award(3)	3/31/2024						11,550	213,791	—	—

	2024 PSU Award(4)(7)	3/31/2024						—	—	23,450	434,060

	2021 NSO Award(8)	3/31/2021	4,500	3,000	—	16.50	3/31/2031	—	—	—	—

Michael J. Burbach	2022 RSU Award(3)	3/31/2022						3,850	71,264	—	—

	2022 PSU Award(4)(5)	3/31/2022						23,450	434,060	—	—

	2023 RSU Award(3)	3/31/2023						7,700	142,527	—	—

	2023 PSU Award(4)(6)	3/31/2023						—	—	23,450	434,060

	2024 RSU Award(3)	3/31/2024						11,550	213,791	—	—

	2024 PSU Award(4)(7)	3/31/2024						—	—	23,450	434,060

	2021 NSO Award(8)	3/31/2021	4,500	3,000	—	16.50	3/31/2031	—	—	—	—

Mark S. Silver	2022 RSU Award(3)	3/31/2022						2,475	45,812	—	—

	2022 PSU Award(4)(5)	3/31/2022						15,075	279,038	—	—

	2023 RSU Award(3)	3/31/2023						5,500	101,805	—	—

	2023 PSU Award(4)(6)	3/31/2023						—	—	16,750	310,043

	2024 RSU Award(3)	3/31/2024						8,250	152,708	—	—

	2024 PSU Award(4)(7)	3/31/2024						—	—	16,750	310,043

	2021 NSO Award(8)	3/31/2021	4,500	3,000	—	16.50	3/31/2031	—	—	—	—

John E. Orth	2022 RSU Award(3)	3/31/2022						1,650	30,542	—	—

	2022 PSU Award(4)(5)	3/31/2022						10,050	186,026	—	—

	2023 RSU Award(3)	3/31/2023						3,850	71,264	—	—

	2023 PSU Award(4)(6)	3/31/2023						—	—	11,725	217,030

	2024 RSU Award(3)	3/31/2024						5,775	106,895	—	—

	2024 PSU Award(4)(7)	3/31/2024						—	—	11,725	217,030

	2021 NSO Award(8)	3/31/2021	4,500	3,000	—	16.50	3/31/2031	—	—	—	—

(1)
The original exercise price for the NSOs was set based on the Company’s average share closing price over the five business days preceding the grant date of March 31, 2021.
(2)
Amounts also include dividend equivalent rights granted to the named executive officer pursuant to the terms of the award agreements governing each RSU to reflect the payment of dividends on our common stock. Dividend equivalent rights vest on the same terms as the related RSUs. All dividend equivalent rights are granted pursuant to the terms of the Second Amended and Restated Omnibus Plan. Our practice with respect to crediting dividend equivalent rights is described in

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more detail on page 46. Amounts under “Market Value of Shares or Units of Stock That Have not Vested” and “Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested” were calculated based on the closing price per share of our common stock on the NYSE on December 31, 2024, of $18.51 adjusted for splits and dividend and/or capital gain distributions, the last trading day of fiscal year 2024.
(3)
Each of these time-based awards will vest with respect to one-third of the award on each of the first three anniversaries of the RSU grant date if service requirements are met.
(4)
Each of these performance-based awards will vest, if at all, on the later to occur of (x) the third anniversary of the grant date (or, with respect to Mr. Burbach's performance based PSUs granted on December 19, 2024, the third anniversary of March 31, 2024) and, (y) the date Compensation Committee certifies the achievement of the applicable performance objectives. The number and market value of unearned PSUs reported in the table above assumes achievement of target level of performance for each of the grants made on March 31, 2022, March 31, 2023 and March 31, 2024, and with respect to Mr. Burbach, December 19, 2024 (which is also the highest level of performance for such awards).
(5)
The portion of the PSUs that vest depended on the Company’s actual Cumulative Adjusted EBITDA excluding LIFO and Cumulative Managerial Controllable Free Cash Flow during the three-year period from January 1, 2022 through December 31, 2024 against established targets for each objective, each as set forth below.

Performance Criteria	Threshold (50% Vesting)(1)(2)	Target (100% Vesting)(1)

Cumulative Adjusted EBITDA (50%)	$650.0M	$825.0M

Cumulative Managerial Controllable Free Cash Flow (50%)	$425.0M	$575.0M

(1)
Performance between the above referenced threshold and target levels will be interpolated on a straight-line basis.
(2)
None of the corresponding PSUs vest if performance for the applicable target is below threshold.

On February 19, 2025, our Board certified that the Cumulative Adjusted EBITDA and Cumulative Managerial Controllable Free Cash Flow for the three-year performance period commencing January 1, 2022 had been achieved at target.

(6)
The portion of the PSUs that vest will depend on the Company’s actual Cumulative Adjusted EBITDA excluding LIFO and Cumulative Managerial Controllable Free Cash Flow during the three-year period from January 1, 2023 through December 31, 2025, against established targets for each objective, each as set forth below.

Performance Criteria	Threshold (50% Vesting)(1)(2)	Target (100% Vesting)(1)

Cumulative Adjusted EBITDA (50%)	$575.0M	$750.0M

Cumulative Managerial Controllable Free Cash Flow (50%)	$450.0M	$625.0M

(1)
Performance between the above referenced threshold and target levels will be interpolated on a straight-line basis.
(2)
None of the corresponding PSUs vest if performance for the applicable target is below threshold.
(7)
The portion of the PSUs that vest will depend on the Company’s actual Cumulative Adjusted EBITDA excluding LIFO and Cumulative Managerial Controllable Free Cash Flow during the three-year period from January 1, 2024 through December 31, 2026 against established targets for each objective, each as set forth below.

Performance Criteria	Threshold (50% Vesting)(1)(2)	Target (100% Vesting)(1)

Cumulative Adjusted EBITDA (50%)	$575.0M	$750.0M

Cumulative Managerial Controllable Free Cash Flow (50%)	$425.0M	$550.0M

(1)
Performance between the above referenced threshold and target levels will be interpolated on a straight-line basis.
(2)
None of the corresponding PSUs vest if performance for the applicable target is below threshold.
(8)
NSOs, representing the remaining 40% of the initial NSO grant, will vest and become exercisable on March 31, 2025 (assuming continued employment, or with respect to Mr. Burbach, in accordance with the terms of his Retirement, Transition and Release Agreement), since the average closing price of the Company’s stock exceeded the target price of $24.15 during a consecutive forty-five day window during the vesting year.

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Compensation Tables

2024 Option Exercises and Stock Vested

The following table presents, for each of the named executive officers, the number of shares of our common stock acquired and the value realized upon the exercise of any stock options and the vesting and settlement of RSUs and PSUs during 2024. Stock awards vested in 2024 are comprised of RSUs granted under the LTIP for the fiscal years 2021, 2022, and 2023, and PSUs granted under the LTIP for the fiscal year 2021.

	Option Awards		Stock Awards

Name (a)	Number of Shares Acquired on Exercise (b)	Value Realized on Exercise ($)(1) (c)	Number of Shares Acquired on Vesting (d)	Value Realized on Vesting ($)(2) (e)

Edward J. Lehner	3,750	23,863	53,764	$1,801,094

James J. Claussen	—	—	18,472	$618,812

Michael J. Burbach	—	—	22,388	$1,141,840

Mark S. Silver	—	—	13,295	$445,383

John E. Orth	—	—	10,398	$348,333

(1)
Other than Mr. Lehner, no named executive exercised any NSOs in 2024.
(2)
The value realized is calculated by multiplying the number of shares of stock received by the closing price per share of our common stock on the NYSE on the applicable vesting date or, if such date was not a trading date, on the last trading day immediately preceding the vesting date. In 2024, certain PSUs and RSUs held by our named executive officers vested on March 28, 2024, and the closing price per share of our common stock was $33.50, and $32.63 adjusted for any dividends. For Mr. Burbach, this includes the value of time-vesting RSUs for which the service based vesting condition was waived on December 19, 2024 in which the closing price and adjusted price for any dividends per share of our common stock was $19.79.

Pension Benefits

The following table reflects the pension benefits of Mr. Burbach.

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)

Michael J. Burbach	Ryerson Pension Plan	21.67	$776,294	—

	Integris Metals, Inc. Excess Retirement Benefit Plan	21.67	$139,534	—

(1)
The actuarial present value of Mr. Burbach’s accumulated benefit under the relevant plan assumes retirement at age 62 with at least 10 years of credited service, which is the earliest he would be eligible to receive unreduced benefits. The value is computed as of December 31, 2024, the same pension plan measurement date used for financial statement reporting purposes with respect to our audited financial statements for the last completed fiscal year. See Note 10 “Employee Benefits—Summary of Assumptions and Activity” of the Notes to our Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, for information regarding the valuation method and assumptions used in quantifying these amounts.

Of our named executive officers, only Mr. Burbach was eligible to participate in the Ryerson Pension Plan and the Integris Metals, Inc. Excess Retirement Benefit Plan, in each case, by virtue of his service with the Company prior to the applicable plan supplements being frozen. Our named executive officers no longer accrue any benefit under these plans. For additional information regarding their participation, see “Qualified Pension Plan,” and “Supplemental Pension Plan” above starting on page 50.

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Compensation Tables

Nonqualified Savings Benefits

The following table reflects information regarding our named executive officers’ participation in our nonqualified savings plan, and (ii) Mr. Burbach's RSUs that represent nonqualified deferred compensation because they are vested but the underlying shares will not be delivered to Mr. Burbach until the original vesting dates of such awards.

Name	Non-Qualified Savings Plan Restricted Stock Units ($)(1)	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(3)

Michael J. Burbach	$427,581	—	—	$306	—	$12,656

James J. Claussen	—	—	—	$22	—	$898

(1)
Amounts represent the aggregate value of RSUs that vested in fiscal year 2024 (rounded to the nearest whole dollar) calculated using the product of the number of RSUs vested on December 31, 2024 and the closing price of our shares on December 31, 2024 of $18.51 per share.

(2)
Earnings reported are not above-market or preferential, and as a result they are not reported as compensation in the Change In Pension Value and Nonqualified Deferred Compensation Earnings column of the Summary Compensation Table above.
(3)
All account balances are deferred to a cash account which is credited with interest at the monthly rate paid by our 401(k) savings plan’s Managed Income Portfolio Fund II fund, which in 2024 ranged from 0.20% to 0.21% per month, compounded monthly. The amounts reported in this column consist of interest earned on such deferred cash accounts.

Of our named executive officers, only Messrs. Burbach and Claussen participated in our nonqualified savings plan. For additional information regarding their participation, see “Nonqualified Savings Plan” above on page 50.

Potential Payments Upon Termination or Change in Control

Each of our named executive officers has entered into employment agreements, and Mr. Burbach entered into a Retirement, Transition and Release Agreement, the material terms of which have been summarized under “Narrative Relating to Summary Compensation Table and Grants of Plan-Based Awards,” above on page 55. Upon certain terminations of employment, our named executive officers (employed as of December 31, 2024) are or became entitled to payments of compensation and certain benefits. The table below reflects the amount of compensation and benefits payable to each named executive officer who was employed as of December 31, 2024 in the event of (i) termination other than with respect to each of Messrs. Lehner and Claussen for “cause” or termination with “good reason” (“involuntary termination”), (ii) termination by reason of an executive’s death or disability, and (iii) with respect to Mr. Burbach only, termination due to his retirement (which became effective on December 31, 2024). The amounts shown assume that the applicable triggering event occurred on December 31, 2024, are estimates of the amounts that would be paid to the named executive officers upon the occurrence of such triggering event (or, in the case of Mr. Burbach, represent the actual amount paid upon his December 31, 2024 retirement date). Other than with respect to Mr. Burbach, all unvested RSUs, PSUs and NSOs are forfeited upon termination for any reason unless otherwise determined by the Compensation Committee. In addition to the amounts reflected below, Mr. Burbach is eligible to receive amounts in connection with his termination, based on participation in the Company’s pension plans and nonqualified savings plan, which are further described above under “Pension Benefits,” above, and under “Nonqualified Savings Benefits,” on page 61.

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Compensation Tables

Since the Compensation Committee has discretion as to whether or not to accelerate the vesting of unvested equity awards granted under the Second Amended and Restated Omnibus Plan upon a change in control of the Company, the financial effect of such event has not been included in this table.

Name		Severance ($)(1)	Annual Incentive Plan ($)(2)	3-Year AIP Average ($)(3)	Benefits Continuation ($)(4)	Total ($)

Edward J. Lehner	Involuntary	1,800,000	—	—	32,413	1,832,413

	Death or Disability	92,308	—	—	—	92,308

James J. Claussen	Involuntary	472,500	—	323,475	19,231	815,206

	Death or Disability	36,346	—	—	—	36,346

Michael J. Burbach	Involuntary	494,000	—	340,456	411	834,867

	Death or Disability	38,000	—	—	—	38,000

Mark S. Silver	Involuntary	456,750	—	—	3,215	459,965

	Death or Disability	35,135	—	—	—	35,135

John E. Orth	Involuntary	360,360	—	—	—	360,360

	Death or Disability	27,720	—	—	—	27,720

(1)
For each of Messrs. Lehner and Claussen, an “involuntary termination” means a termination by the Company without cause or by the executive for good reason. For each of Messrs. Silver and Orth, an involuntary termination means a termination by the Company without cause. In the event of an involuntary termination, consists of (i) 52 weeks or 12 months of base salary payment in the case of each of Messrs. Claussen, Orth and Silver, and (ii) 18 months of base salary payment in the case of Mr. Lehner. In the event of an executive’s termination due to death (but not disability), under the Ryerson Severance Plan, employees, including our named executive officers (other than Mr. Burbach), are entitled to a payment equal to four weeks of base pay. The named executive officers’ receipt of payments after their terminations is subject to execution of a release, and the execution of a non-compete agreement in the case of Messrs. Orth and Silver, continued compliance with existing confidentiality, non-compete and non-solicitation provisions in their employment agreements in the case of Mr. Claussen, and with compliance with the executed confidentiality, non-competition and non-solicitation agreement in the case of Mr. Lehner. On October 29, 2024, Mr. Burbach entered into a retirement and transition agreement with the Company, effective December 31, 2024, pursuant to which the Company (i) subject to board approval, granted him a one-time special grant of 10,000 restricted stock units and performance units pursuant to the Company's Second Amended and Restated Omnibus Incentive Plan on the same time and performance vesting terms and conditions as the equity awards made in March 2024, (ii) at the time of his retirement, waived the continued service requirement for any outstanding stock based awards and extended the exercisability of his outstanding options until the expiration date, and (iii) provided 26 weeks' of COBRA coverage reimbursement. The amounts shown in this table for Mr. Burbach reflect the amount payable to him upon his retirement and not the amounts set forth in his employment agreement or the Ryerson Severance Plan.
(2)
If a named executive officer’s termination is due to an involuntary termination due to position elimination, death, permanent disability or retirement, the executive will be entitled to a pro-rated portion of the AIP payment to which the executive would have been entitled (based on Company performance) had he or she remained an employee through December 31, 2024. Actual 2024 AIP award payments for the fiscal year are reported in the table, including for Mr. Burbach who is entitled to payment of any earned but unpaid bonus pursuant to his Retirement, Transition and Release Agreement.
(3)
Under Mr. Claussen’s employment agreement, if the executive is terminated involuntarily, the executive will receive a payment equal to the average of the AIP awards paid to the executive in the three years immediately preceding the executive’s termination date. For additional information, see “Narrative Relating to Summary Compensation Table and Grants of Plan-Based Awards – Mr. Claussen” above starting on page 54.
(4)
Mr. Lehner is eligible for 18 months of medical and dental benefits continuation subsidized at the active employee rate as provided by his confidentiality, non-competition and non-solicitation agreement. Messrs. Burbach, Claussen and Silver are eligible for 12 months of medical and dental benefits continuation subsidized at the active employee rate as provided by their employment agreements. They are not eligible for medical insurance benefits under the terms of their employment agreements because both are eligible for the retiree medical benefits under the Ryerson Retiree Comprehensive Health Care Plan. Mr. Burbach is eligible for 26 weeks’ COBRA reimbursements pursuant his Retirement, Transition and Release Agreement.

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Compensation Tables

Pay Ratio

On December 31, 2024, the estimated ratio of the annual total compensation of our “median employee” of $70,347 to the annual total compensation of our CEO of $4,963,050 was 71:1. On December 31, 2023, the estimated ratio of the annual total compensation of our “median employee” of $73,019 to the annual total compensation of our CEO of $6,476,248 was 89:1. In calculating the annual total compensation for the median employee, we included each element of compensation listed in the Summary Compensation Table above, including the Company’s matching contribution to a 401(k) plan or similar plan for such median employee.

The median employee was identified as of December 31, 2024 by taking the following steps:

•
Identifying the employees to be included in the calculation.
•
Calculating the compensation of each of the employees in the employee pool for the 12 months ending December 31, 2024.
•
Ordering the gross earnings of all employees in the employee pool from lowest to highest and identifying the median employee based on gross earnings.

As of December 31, 2024, we had 4,242 employees globally. In determining the compensation of our median employee, we excluded our 98 employees in Mexico and the approximately 112 employees who became Ryerson employees in 2024 in the business acquisition of Production Metals, LLC. As a result, the employee population that we used for purposes of determining the compensation of our median employee was 3,749 employees.

Pay Versus Performance

As required by Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between executive compensation and our financial performance for each of the last four completed calendar years. In determining the “compensation actually paid” to our named executive officers, we are required to make various adjustments to amounts that have been previously reported in the Summary Compensation Table in previous years, as the SEC’s valuation methods for this section differ from those required in the Summary Compensation Table. The table below summarizes compensation values both previously reported in our Summary Compensation Table, as well as the adjusted values required in this section for the 2020, 2021, 2022, 2023 and 2024 calendar years.

					Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for PEO(1) ($)	Compensation Actually Paid to PEO(1)(2)(3) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(4) ($)	Average Compensation Actually Paid to Non-PEO NEOs(2)(3)(4) ($)	Company Total Shareholder Return ($)	Peer Group Total Shareholder Return(5) ($)	Net Income(6) ($ in millions)	Adj. EBITDA excl. LIFO(7) ($ in millions)

2024	$4,963,050	$394,388	$1,773,690	$241,286	$171.83	$219.96	(8.6)	114.1

2023	$6,476,248	$7,874,337	$1,763,051	$2,275,550	$299.90	$221.59	146.4	231.1

2022	$8,898,112	$10,124,161	$1,999,669	$2,480,774	$257.23	$163.52	391.5	582.0

2021	$5,319,454	$8,913,561	$1,405,832	$2,029,082	$217.77	$142.15	295.4	860.6

2020	$1,836,307	$2,493,004	$573,271	$561,577	$113.29	$106.54	(65.3)	125.7

(1)
Edward J. Lehner (President & CEO) served as the principal executive officer ("PEO") for the full year of each year shown.

RYERSON 2025 Proxy Statement | 62

Compensation Tables

(2)
Compensation Actually Paid (CAP) is an amount calculated using a formula prescribed by the SEC based on total compensation as disclosed in the “Summary Compensation Table (SCT)”, with specified adjustments for pensions and stock-based compensation. To calculate CAP, the following amounts were deducted from and added to SCT total compensation:

PEO SCT Total to CAP Reconciliation:

Year	Salary	Bonus and Non- Equity Incentive Compensation(i)	Other Compensation(ii)	SCT Total	Deductions from SCT Total (iii)	Additions to SCT Total (iv)	CAP

2024	$1,200,000	$0	$78,050	$4,963,050	-$3,685,000	-$883,662	$394,388

2023	$1,150,000	$1,250,480	$73,968	$6,476,248	-$4,001,800	$5,399,889	$7,874,337

2022	$1,037,500	$3,950,000	$58,412	$8,898,112	-$3,852,200	$5,078,249	$10,124,161

2021	$937,500	$2,437,500	$19,504	$5,319,454(v)	-$1,924,950	$5,519,057	$8,913,561

2020(vi)	$754,615	$506,250	$16,842	$1,836,307	-$558,600	$1,215,297	$2,493,004

Average Non-PEO NEOs SCT Total to CAP Reconciliation:

Year	Salary	Bonus and Non- Equity Incentive Compensation(i)	Other Compensation(ii)	SCT Total	Deductions from SCT Total (i)(iii)	Additions to SCT Total (iv)	CAP

2024	$445,903	$0	$33,709	$1,773,690	-$1,294,078	-$238,326	$241,286

2023	$445,903	$266,526	$36,196	$1,763,051	-$1,026,700	$1,539,199	$2,275,550

2022	$426,625	$611,738	$33,132	$1,999,669	-$941,163	$1,422,268	$2,480,774

2021	$377,170	$514,668	$20,928	$1,405,832	-$516,469	$1,139,720	$2,029,082

2020(vi)	$363,542	$114,007	$107,052(vii)	$573,271	-$159,553	$147,859	$561,577
(i)
RSUs and PSUs that vested on March, 31, 2020, March 31, 2021, March 31, 2022, March 31, 2023, and March 31, 2024, vested at the closing price per share of our common stock of $5.32, $17.04, $35.02, $36.38, and $33.50 respectively.
(ii)
Reflects “All Other Compensation” reported in the SCT for each year shown.
(iii)
Includes (a) the grant date fair value of equity-based awards granted in each year reflected in the table and (b) the changes in the actuarial present value of accumulated pension benefits in the covered year.
(iv)
Includes the value of equity and accumulated pension benefits calculated in accordance with the SEC methodology for determining CAP for each year shown. The equity and pension components of CAP for each fiscal year are further detailed in the supplemental tables below.
(v)
In addition to the awards granted during the Company’s regular grant cycle, certain key employees were granted NSOs under the 2021 LTIP to retain key employees and reward performance. All of our named executive officers were granted NSOs.
(vi)
Compensation in 2021 reflects one-time discretionary bonuses paid to our named executive officers. The 2021 AIP payout threshold were established before the onset of Covid. Since Covid caused the Company's financial performance to fall below the 2021 AIP threshold, and in light of the Company’s extraordinary efforts against an extremely challenging backdrop as well as the need to address employee retention as it pertains to our named executive officers, the Company determined to pay a one-time discretionary bonus.

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Compensation Tables

SUPPLEMENTAL: CEO Equity Component of CAP:

Adjustments to Determine Compensation "Actually Paid" for CEO	2024	2023	2022	2021	2020

Deduction for Change in the Actuarial Present Values reported under the "Change in Pension Value and Nonqualified Deferred Compensation Earnings" Column of the SCT	—	—	—	—	—

Increase for "Service Cost" for Pension Plans	—	—	—	—	—

Increase for "Prior Service Cost" for Pension Plans	—	—	—	—	—

Deduction for Amounts Reported under the "Stock Awards" Column in the SCT	$(3,685,000)	$(4,001,800)	$(3,852,200)	$(1,789,200)	$(558,600)

Deduction for Amounts Reported under the "Option Awards" Column in the SCT	—	—	—	$(135,750)	—

Increase for Fair Value of Awards Granted during year that Remain Unvested as of Year end	$2,036,100	$3,814,800	$3,328,600	$2,946,552	$1,436,292

Increase for Fair Value of Awards Granted during year that Vest during year	—	—	—	—	—

Increase/deduction for Change in Fair Value from prior Year-end to current Year-end of Awards Granted Prior to year that were Outstanding and Unvested as of Year-end	$(2,838,927)	$896,798	$784,149	$2,213,331	$409,271

Increase/deduction for Change in Fair Value from Prior Year-end to Vesting Date of Awards Granted Prior to year that Vested during year	$(80,836)	$688,291	$965,500	$347,718	$(630,266)

Deduction of Fair Value of Awards Granted Prior to year that were Forfeited during year	—	—	—	—	—

Increase based upon Incremental Fair Value of Awards Modified during year	—	—	—	—	—

Increase based on Dividends or Other Earnings Paid during year prior to Vesting Date of Award	—	—	—	$11,456	—

Total Adjustments	$(4,568,663)	$1,398,089	$1,226,049	$3,594,107	$656,697

Adjustments to Determine Compensation "Actually Paid" for Non-CEO NEOs	2024	2023	2022	2021	2020

Deduction for Change in the Actuarial Present Values reported under the "Change in Pension Value and Nonqualified Deferred Compensation Earnings" Column of the SCT	—	$(3,512)	—	$(17,539)	$(71,773)

Increase for "Service Cost" for Pension Plans	—	—	—	—	—

Increase for "Prior Service Cost" for Pension Plans	—	—	—	—	—

Deduction for Amounts Reported under the "Stock Awards" Column in the SCT	$(1,294,078)	$(1,023,188)	$(941,163)	$(417,480)	$(87,780)

Deduction for Amounts Reported under the "Option Awards" Column in the SCT	—	—	—	$(81,450)	—

Increase for Fair Value of Awards Granted during year that Remain Unvested as of Year end	$474,319	$975,375	$813,238	$760,318	$225,060

Increase for Fair Value of Awards Granted during year that Vest during year	—	—	—	—	—

Increase/deduction for Change in Fair Value from prior Year-end to current Year-end of Awards Granted Prior to year that were Outstanding and Unvested as of Year-end	$(707,387)	$423,422	$443,731	$331,842	$55,896

Increase/deduction for Change in Fair Value from Prior Year-end to Vesting Date of Awards Granted Prior to year that Vested during year	$(5,257)	$140,402	$165,299	$45,356	$(133,097)

Deduction of Fair Value of Awards Granted Prior to year that were Forfeited during year	—	—	—	—	—

Increase based upon Incremental Fair Value of Awards Modified during year	—	—	—	—	—

Increase based on Dividends or Other Earnings Paid during year prior to Vesting Date of Award	—	—	—	$2,204	—
Total Adjustments	$(1,532,404)	$512,499	$481,105	$623,251	$(11,694)

(3)
The assumptions used in calculating the fair value of unvested stock-based awards and outstanding option awards as of December 31st of each year (or the vest date if earlier) were consistent with those used to calculate the grant date fair value, except that the expected level of achievement of any performance criteria applicable to

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Compensation Tables

outstanding PSUs was updated based on then-current projections taking into account actual performance through the December 31st of the applicable year (or the vest date if earlier) and the stock price was determined for all equity compensation based on the value on December 31st of the applicable year (or the vest date if earlier). The amounts shown do not constitute a promise or commitment by the Company to pay and final outcomes are likely to differ.
(4)
The non-PEO named executive officers included in 2020, 2021, 2022, 2023 and 2024 average compensation are: 2022, 2023 and 2024: James J. Claussen, Michael J. Burbach, Mark S. Silver, and John E. Orth; 2021: James J. Claussen, Molly D. Kannan, Michael J. Burbach, Mark S. Silver, and John E. Orth; and 2020: Molly D. Kannan, Michael J. Burbach, Kevin D. Richardson, Mark S. Silver and Erich S. Schnaufer. Mr. Schnaufer stepped down from all positions with the Company and its subsidiaries effective January 3, 2020. Consequently, his base salary for 2020 was prorated based on the number of days worked. Ms. Kannan was a named executive officer for 2021 and 2020 due to her service as interim PFO. Mr. Claussen was appointed EVP & CFO of the Company effective January 11, 2021. Mr. Burbach retired effective December 31, 2024.
(5)
The peer group is the S&P 500 and a metals service center peer group (the “Peer Group”), which were the indices shown in the performance graph in Item 5 of the Company’s most recent Annual Report filed on Form 10-K. While there is no nationally-recognized industry index consisting of metals service center companies, Ryerson considers its Peer Group to consist of Reliance Steel & Aluminum Co., Olympic Steel Inc. and Worthington Industries, Inc., each of which has securities listed for trading on the NASDAQ; and Russel Metals Inc., which has securities listed for trading on the Toronto Stock Exchange.
(6)
Reflects “Net Income” in our consolidated statements of income included in our Annual Reports on Form 10-K for each of the years ended December 31, 2024, 2023, 2022, 2021, and 2020.
(7)
As an additional performance measure, the Company has included Adj. EBITDA, excl. LIFO, which is used by the Company to evaluate performance and allocate resources. A reconciliation of this non-GAAP financial measure to the most comparable GAAP measure is included in Appendix A to this proxy statement.

Compensation Actually Paid

The following graphs show the relationships between compensation actually paid to our CEO and non-CEO named executive officers versus select measures:

(1)
Net income is not used by management to evaluate business or executive performance or allocate resources.
(2)
Adj. EBITDA, excl. LIFO is used by management to evaluate performance and allocate resources. The Company believes that the presentation of Adj. EBITDA, excl. LIFO, as the Company measures it for management purposes, enhances the understanding of its performance by highlighting the results of operations and the underlying profitability drivers of the business. For our named executive officers, 50% of their bonus opportunity for 2024 was based on Company (“corporate”) Adj. EBITDA, excl. LIFO and the remaining 50% was based on corporate EVA for 2024. A reconciliation of these non-GAAP financial measures to the most comparable GAAP measure is included in Appendix A to this proxy statement.

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Compensation Tables

Cumulative TSR vs Peer Group TSR

The following table compares the Company's cumulative total shareholder return ("TSR") to the peer group TSR, in each case, measured on a cumulative basis from the market close on December 31, 2020, through and including the end of fiscal year 2024.

The following table lists the most important performance measures that the Committee used to link compensation actually paid to the named executive officers to Company performance for the most recently completed fiscal year.

Most Important Performance Measures

Cumulative Adjusted EBITDA(1)(2)
Cumulative Managerial Controllable Free Cash Flow(1)
Economic Value Added (EVA)(2)

(1)
Cumulative Adjusted EBITDA and Cumulative Managerial Controllable Free Cash Flow are the performance measures used for performance units (PSUs), which represents at least two-thirds of each named executive officers' LTI awards, as discussed in “Long-Term Incentive Plan (“LTIP”).
(2)
For our named executive officers, 50% of their bonus opportunity for 2024 was based on Company (“corporate”) Adj. EBITDA, excl. LIFO and the remaining 50% was based on corporate EVA for 2024.

RYERSON 2025 Proxy Statement | 66

Stock Ownership

Stock Ownership

Directors and Executive Officers

The following table shows information as of February 24, 2025 (the “Table Date”), unless otherwise indicated, regarding the beneficial ownership of Ryerson’s common stock by: (i) each director and nominee; (ii) each named executive officer listed in the table entitled “Summary Compensation Table” under the section entitled “Executive Compensation”; and (iii) all current directors and executive officers as a group. As of the Table Date, 31,850,903 shares of Ryerson’s common stock were issued and outstanding.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (Number of Shares)	Percent of Class

Directors

Kirk K. Calhoun	2,672	*

Court D. Carruthers	4,172	*

Bruce T. Crawford	—	—

Jacob Kotzubei(1)	50,000	*

Michelle A. Kumbier	1,241	*

Stephen P. Larson	82,848	*

Karen M. Leggio	3,368	*

Philip E. Norment(1)	—	—

Named Executive Officers

Edward J. Lehner(2)	718,228	2.25

James J. Claussen(5)	102,790	*

Mark S. Silver(6)	133,714	*

John E. Orth(7)	84,718	*

Michael J. Burbach	222,263	*

All current directors, nominees for director and executive officers as a group (14 persons)(8)	1,257,217	3.95

(1)
Mr. Kotzubei is a director and disclaims beneficial ownership of any shares of our common stock that he may be deemed to beneficially own because of his affiliation with Platinum, except to the extent of any pecuniary interest therein. Platinum’s ownership of shares of our common stock is set forth in the table below under “Ownership of More Than 5% of Ryerson Stock,” on page 70.
(2)
Includes 87,000 shares held jointly by Mr. Lehner and his spouse. Includes 36,300 shares of RSUs, 73,700 shares of PSUs and 5,000 shares of NSOs, each of which vests on March 31, 2025.
(3)
Includes 31,818 shares held jointly by Mr. Claussen and his spouse. Includes 10,450 shares of RSUs, 23,450 shares of PSUs and 3,000 shares of NSOs, each of which vests on March 31, 2025.
(4)
Includes 7,975 shares of RSUs, 15,075 shares of PSUs and 3,000 shares of NSOs, each of which vests on March 31, 2025.
(5)
Includes 39,625 shares held jointly by Mr. Orth and his spouse. Includes 5,500 shares of RSUs, 10,050 shares of PSUs and 3,000 shares of NSOs, each of which vests on March 31, 2025.
(6)
Our named executive officers at February 28, 2025 consisted of Messrs. Burbach, Claussen, Silver, and Orth. The total number of shares includes each current executive officers’ shares of RSUs, PSUs and NSOs that will vest on March 31, 2025. It does not take into account any net vesting settlement of settlement of dividend equivalents.
(7)
Asterisk (*) indicates less than one percent.

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Stock Ownership

Ownership of More Than 5% of Ryerson Stock

The table below describes each person or entity that we know (based on filings on Schedule 13G or 13D with the SEC) to be the beneficial owner of more than 5% of Ryerson common stock as of February 24, 2025.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (Number of Shares)	Percent of Class(1)

Joint filing by Tom Gores, Platinum Equity, LLC and the other reporting persons identified in the applicable Schedule 13G/A(2)	3,924,478	12.32%

BlackRock, Inc.(3)	3,461,733	10.87%

Franklin Mutual Advisers, LLC(4)	2,323,319	7.29%

Dimensional Fund Advisors LP(5)	2,258,261	7.09%

JB Capital Partners L.P. and the other reporting persons identified in the applicable Schedule 13G(6)	2,131,069	6.69%

The Vanguard Group(7)	1,708,337	5.36%

(1)
The percentages in the table are based on the 31,850,903 shares of common stock outstanding as of February 24, 2025.
(2)
Beneficial ownership information is based on information contained in a Schedule 13G/A filed with the SEC on February 12, 2024, by each of the following reporting persons (i) RYPS, LLC (“RYPS”), (ii) Platinum Equity Partners II, LLC, (iii) Platinum Equity InvestCo, L.P., (iv) Platinum Equity Investment Holdings IC (Cayman), LLC, (v) Platinum Equity Investment Holdings, LLC, (vi) Platinum Equity Investment Holdings II, LLC, (vii) Platinum Equity, LLC, and (viii) Tom Gores, an individual. The business address of each of the reporting persons identified in this footnote is 360 North Crescent Drive, South Building, Beverly Hills, California 90210.

According to the Schedule 13G/A, RYPS, Platinum Equity Partners II, LLC, Platinum Equity Investment Holdings II, LLC, Platinum Equity InvestCo, L.P., Platinum Equity Investment Holdings IC (Cayman), LLC, Platinum Equity Investment Holdings, LLC, Platinum Equity, LLC and Tom Gores may be deemed to have shared dispositive voting power with regard to these 3,924,478 shares.

(3)
Beneficial ownership information is based on information contained in a Schedule 13G filed with the SEC on August 7, 2024 by BlackRock, Inc. The business address of BlackRock, Inc. is 50 Hudson yards, New York, New York 10001. According to the Schedule 13G, BlackRock, Inc. may be deemed to have sole dispositive power regarding these 3,461,733 shares.
(4)
Beneficial ownership information is based on information contained in a Schedule 13G filed with the SEC on January 27, 2025 by Franklin Mutual Advisers, LLC. The business address of Franklin Mutual Advisers, LLC is 101 John F. Kennedy Parkway, Short Hills, NJ 07078-2789. According to the Schedule 13G, Franklin Mutual Advisers, LLC may be deemed to have sole dispositive power regarding these 2,323,319 shares.
(5)
Beneficial ownership information is based on information contained in a Schedule 13G filed with the SEC on February 9, 2024 by Dimensional Fund Advisors LP. The business address of the Dimensional Fund Advisors LP is 6300 Bee Cave Road, Building One, Austin. TX 78746. According to the Schedule 13G, Dimensional Fund Advisors LP may be deemed to have sole dispositive power regarding these 2,258,261 shares.
(6)
Beneficial ownership information is based on information contained in a Schedule 13G/A filed with the SEC on February 10, 2025 by each of the following reporting persons (i) JB Capital Partners L.P and (ii) Alan W. Weber. The business address of each of the reporting persons identified in this footnote is 5 Evans Place, Armonk, New York 10504. According to the Schedule 13G/A, JB Capital Partners L.P. and Alan W. Weber may be deemed to have shared dispositive power regarding 2,081,805 of these 2,131,069 shares and Alan W. Weber may be deemed to have sole dispositive power regarding 49,264 of these 2,131,069 shares and shared dispositive power regarding 1,901,805 of these 1,951,069 shares.
(7)
Beneficial ownership information is based on information contained in a Schedule 13G/A filed with the SEC on January 31, 2025 by the Vanguard Group. The business address of the Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355. According to the Schedule 13G/A, the Vanguard Group may be deemed to have sole dispositive power regarding 1,617,804 of these 1,708,337 shares and shared dispositive power regarding 90,533 of these 1,708,337 shares.

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Related Party Transactions

Related Party Transactions

Investor Rights Agreement

Ryerson Holding Corporation and Platinum entered into an investor rights agreement (the “Investor Rights Agreement”) in connection with the IPO that provides for, among other things, demand, piggyback and Form S-3 registration rights and board nomination rights.

The Investor Rights Agreement provides that Platinum may make written demands of us to require us to register the shares of our common stock owned by Platinum; provided, however that we will not be obligated to effect more than two such demand registrations. In addition, Platinum has piggyback registration rights entitling them to require us to register shares of our common stock owned by them in connection with any registration statements filed by us after the completion of the IPO, subject to certain exceptions. We have also agreed to use commercially reasonable efforts to qualify for registration on Form S-3 for secondary sales. After we have qualified for the use of Form S-3, Platinum will, subject to certain exceptions, have the right to request an unlimited number of registrations on Form S-3. We are not obligated to effect a registration unless certain pricing or timing conditions are first satisfied.

On January 25, 2024, we filed a Registration Statement on Form S-3, which allows for Platinum to offer and sell up to an aggregate maximum amount of 3,924,478 shares of our common stock. The Form S-3 automatically became effective on January 25, 2024, and expires three years thereafter.

The Investor Rights Agreement provides that we will indemnify Platinum against losses suffered by it in connection with any untrue or alleged untrue statement of a material fact contained in any prospectus, offering circular, or other document delivered or made available to investors (or in any related registration statement or any amendment or supplement thereto) or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, except insofar as the same may be caused by or contained in any information furnished in writing to us by Platinum for use therein.

The Investor Rights Agreement provides that for so long as Platinum collectively beneficially owns at least (i) 30% of the voting power of the outstanding capital stock of the Company, Platinum will have the right to nominate for election to the Board no fewer than that number of directors that would constitute a majority of the number of directors if there were no vacancies on the Board, (ii) at least 15% but less than 30% of the voting power of the outstanding capital stock of the Company, Platinum will have the right to nominate two directors and (iii) at least 5% but less than 15% of the voting power of the outstanding capital stock of the Company, Platinum will have the right to nominate one director. The agreement also provides that if the size of the Board is increased or decreased at any time, Platinum’s nomination rights will be proportionately increased or decreased, respectively, rounded up to the nearest whole number. Based on the size of the Board as of February 28, 2025, Platinum has the right to nominate up to one director pursuant to the Investor Rights Agreement.

The Investor Rights Agreement was negotiated among management and Platinum, and we believe the Investor Rights Agreement is on arm’s-length terms.

RYERSON 2025 Proxy Statement | 69

Related Party Transactions

Policies and Procedures Regarding Transactions with Related Persons

Our Board has adopted a written policy regarding related person transactions that contains procedures for the review and approval/disapproval of such transactions. Related person transactions are transactions between the Company and/or its subsidiaries and affiliates on the one hand and “related persons” on the other hand. The policy requires the Audit Committee (which is comprised solely of independent directors) to review the material facts of all related party transactions that require approval and approve or disapprove the entry by us into certain transactions with related persons. The policy only applies to transactions, arrangements and relationships where the aggregate amount involved could reasonably be expected to exceed $120,000 in any calendar year and in which a related person has a direct or indirect interest. In addition, the policy lists certain transactions that are deemed to be pre-approved. A “related person” is: (i) any director, nominee for director or executive officer of the Company; (ii) any immediate family member of a director, nominee for director or executive officer; and (iii) any holder of 5% or more of any class of our voting securities, and any immediate family member of such holder. In addition to the above, the Audit Committee being fully independent from Platinum reviews, and approves or disapproves any transaction between the Company and/or its subsidiaries and affiliates on the one hand and any entity affiliated with Platinum on the other hand.

The policy provides that if advance approval of a transaction subject to the policy is not feasible or obtained, (a) if the transaction is pending or ongoing, it will be submitted to the Audit Committee or the Board for consideration and evaluation of all options, including but not limited to, approval, ratification, amendment or termination of the related party transaction and (b) of the transaction is completed, the Audit Committee or the Board will consider the transaction to determine ratification or rescission of the transaction and if any further action is appropriate. In reviewing any transaction, the Audit Committee will take into account, among other factors the Audit Committee deems appropriate, whether the transaction is on terms no less favorable than terms generally available to a third party in similar circumstances on an arm’s length basis and the extent of the related person’s interest in the transaction.

A director who is a related person with respect to a transaction under review may not participate in any discussion or vote on the approval or ratification of the transaction, except that the director will provide all material information concerning the related party transaction to the Audit Committee or the Board. However, such a director may be counted in determining the presence of a quorum at a meeting of the Audit Committee that considers the transaction.

If a related party transaction will be ongoing, the Audit Committee or the Board may establish guidelines for the Company’s management to follow in its ongoing dealings with the related person.

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Other Information

Other Information

Stockholder Proposals and Director Nominations for the 2026 Annual Meeting

Stockholders may present proposals for action at a future meeting or submit nominations for election of directors only if they comply with the requirements of the proxy rules established by the SEC and our amended and restated Bylaws, as applicable. Each proposal submitted must be a proper subject for stockholder action at the meeting.

In order for a stockholder proposal or nomination for director to be considered for inclusion in our proxy statement and form of proxy relating to our annual meeting of stockholders to be held in 2026, the proposal or nomination must be received by us at our principal executive offices no later than November 5, 2025, and it must comply with the requirements of the proxy rules established by the SEC and our amended and restated Bylaws, as applicable. In particular, all proposals must comply with Rule 14a-8 under the Exchange Act, which lists the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholders wishing to bring a proposal or nominate a director before the annual meeting to be held in 2026 (but not include it in our proxy materials) must provide written notice of such proposal to our Secretary at our principal executive offices (227 W. Monroe St., 27th Floor, Chicago, Illinois 60606) no later than January 17, 2026 and no earlier than December 18, 2025, and must comply with the other provisions of our amended and restated Bylaws. The notice must be submitted by a stockholder of record and must set forth the information required by the SEC proxy rules and the Company’s Bylaws with respect to each director nomination or other proposal that the stockholder intends to present at the 2026 annual meeting of stockholders.

In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19(b) under the Exchange Act, which must be postmarked or transmitted electronically to our principal executive office no later than February 16, 2026. The chairperson of the meeting may disregard (i) any business not properly brought before the meeting according to our Bylaws and other applicable requirements, and (ii) any nomination not made in accordance with the above procedures.

Stockholder Nominations for Directors

If a stockholder wishes to suggest a director nominee for the Nominating and Corporate Governance Committee’s consideration, it may do so in writing by mailing the suggestion to Ryerson Holding Corporation, Attention: Secretary, 227 W. Monroe St., 27th Floor, Chicago, Illinois 60606. The Nominating and Corporate Governance Committee will consider director nominees suggested by stockholders for election at the annual stockholders meeting if our corporate secretary receives the suggestion not less than 90 days nor more than 120 days in advance of the anniversary of the prior year’s meeting. The suggestion must describe in detail the proposed director nominee’s qualifications and other relevant biographical information. It also must set forth the information required by the Company's Bylaws with respect to each director nomination that stockholder intends to present at the 2026 annual meeting of stockholders. The Nominating and Corporate Governance Committee may disregard any nomination not made in accordance with the above procedures.

Ryerson’s Annual Report on Form 10-K

We made our Annual Report on Form 10-K for the year ended December 31, 2024, available online with this proxy statement. Paper copies of our Annual Report on Form 10-K can be obtained at no charge by contacting us at Investor Relations, 227 W. Monroe St., 27th Floor, Chicago, Illinois 60606, email: investorinfo@ryerson.com, or telephone: 312-292-5130. Our SEC filings, including our Annual Report on Form 10-K, can be found on our website http://ir.ryerson.com/ by clicking on “SEC Filings,” or through the SEC’s website at www.sec.gov.

We request that you promptly request a proxy card to sign, date and return or provide voting instructions over the telephone or through the Internet so that your vote will be included at the meeting.

RYERSON 2025 Proxy Statement | 71

Appendix A

Appendix A

Non-GAAP Financial Information for Compensation Discussion and Analysis

The following table sets forth the reconciliation of Adjusted EBITDA and Managerial Controllable Free Cash Flow to the most comparable GAAP measures for the year ended December 31, 2024.

Reconciliation of Net income to Adjusted EBITDA, excluding LIFO and Managerial Controllable Free Cash Flow, non-GAAP measures

(in millions)	Fiscal Year Ended December 31, 2024 ($)

Net loss attributable to Ryerson Holding Corporation	(8.6)

Interest and other expense on debt	43.0

Benefit for income taxes	(0.1)

Depreciation and amortization expense	77.6

EBITDA	111.9

Gain on insurance settlement	(1.6)

Reorganization	58.1

Benefit plan curtailment gain	(0.3)

Foreign currency transaction gains	(4.2)

Pension settlement loss	2.1

Purchase consideration and other transaction credits	(0.8)

Other adjustments	1.4

Adjusted EBITDA	166.6

LIFO income	(52.5)

Adjusted EBITDA, excluding LIFO Income	114.1

Changes in Consolidated Statements of Cash Flow for:

Inventories	119.9

Receivables	40.0

Accounts Payable	(5.6)

Capital Expenditures	(99.6)

Proceeds from Sale of Property, Plant and Equipment	2.1

Managerial Controllable Free Cash Flow	170.9

RYERSON 2024 Proxy Statement | A-1

RTANTI PLEASE VOTE BY: INTERNET Go To: www.proxypyush.com/RYI Cast your vote online Have your Proxy Card ready Follow the simple instructions to record your vote PHONE Call 1-866-859-2073 Use any touch-tone telephone Have your Proxy Card ready Follow the simple recorded instructions MAIL Mark , sign and date your Proxy Card Fold and return Proxy Card in the postage-paid envelope provided RYE16, CARY, NC 27512-9903 Ryerson Holding Corporation Annual Meeting of Stockholders For Stockholders as of March 03, 2023 TIME: Wednesday, April 26, 2023 1:00 PM, Central Time PLACE: Annual Meeting to be held live via the Internet – please visit www.proxydocs.com/RYIfor more details. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Mark S. Silver and Camilla R. Merrick: and each or either of them, as proxies of the undersigned, with full power if substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Ryerson Holding Corporation which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking and proxy heretofore given.THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the “Named Proxies” are atorized to vote upon such ther matters that may properly come before the ng or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Director’s rndation. The “Named Proxies” cannot vote CARD AND MARK ON THE REVERSE SIDE your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY

Corporation Annual Meeting of Stockholders Please make your marks like this THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2 AND 3 PROPOSAL 1. Election of directors 1.01 Kirk K. Calhoun 1.02 Jacob Kotzubei 1.03 Edward J. Lehner 2. The ratification of the appointment of Emst & Young LLP as our independent registered public accounting firm for 2023. 3. The Approval of the second Amended and Restated 2014 Omnibus Incentive Plan. 4.0 Such other business as may properly come before the annual Meeting or any adjournment thereof. YOUR VOTE BOARD OF DIRECTORS RECOMMENDS FOR FOR FOR FOR FOR FOR FOR AGAINST ABSTAIN WITHHOLD You must register to attend the meeting online and/or participate at www.proxydocs.com/RYI Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officers signing the Proxy/ Vote Form. Signature (and Title if applicable) Date Signature (i